Exhibit 12.B.2

THE COMPANIES ACT 2006

PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

RAPID NUTRITION PLC

Company Number 07905640

TABLE OF CONTENTS

1	Exclusion of model articles (and any other prescribed regulations)	1
2	Interpretation	1
3	Form of resolution	3
4	Limited liability	3
5	Change of name	3
6	Power to attach rights to shares	3
6A.	Rights and restrictions attaching to Deferred Shares	4
7	[Intentionally left blank]	4
8	Redeemable shares	4
9	Pari passu issues	5
10	Variation of rights	5
11	Payment of commission	5
12	Trusts not recognised	5
13	Uncertificated shares	5
14	Share certificates	7
15	Replacement certificates	7
16	Lien on shares not fully paid	8
17	Enforcement of lien by sale	8
18	Application of proceeds of sale	8
19	Calls	9
20	Liability of joint holders	9
21	Interest on calls	9
22	Power to differentiate	9
23	Payment of calls in advance	9
24	Notice if call or instalment not paid	10
25	Forfeiture for non-compliance	10
26	Notice after forfeiture	10
27	Forfeiture may be annulled	10
28	Surrender	10
29	Sale of forfeited shares	10
30	Effect of forfeiture	11
31	Evidence of forfeiture	11
32	Form of transfer	11
33	Right to refuse registration of transfer	11
34	Notice of refusal to register a transfer	12
35	No fees on registration	12
36	Other powers in relation to transfers	12
37	Transmission of shares on death	13
38	Election of person entitled by transmission	13
39	Rights on transmission	13
40	Destruction of documents	13
41	Sub-division	14
42	Fractions	15
43	Annual general meetings	15
44	Convening of general meetings	15
45	Notice of general meetings	15
46	Contents of notice of meetings	15
47	Omission to give notice and non-receipt of notice	16
48	Postponement of general meeting	16
49	Quorum at general meeting	16
50	Procedure if quorum not present	16
51	Chairman of general meeting	16

52	Entitlement to attend and speak	17
53	Adjournments	17
54	Notice of adjournment	17
55	Business of adjourned meeting	17
56	Security arrangements and orderly conduct	17
57	Overflow meeting rooms	18
58	Satellite meeting places	18
59	Amendment to resolutions	19
60	Members' resolutions	19
61	Method of voting	20
62	Objection to error in voting	20
63	Procedure on a poll	20
64	Votes of members	21
65	No right to vote where sums overdue on shares	22
66	Voting by Proxy	22
67	Receipt of proxy	23
68	Revocation of proxy	24
69	Corporate representatives	25
70	Failure to disclose interests in shares	25
71	Power of sale of shares of untraced members	27
72	Application of proceeds of sale of shares of untraced members	28
73	Number of directors	28
74	Power of company to appoint directors	28
75	Power of board to appoint directors	28
76	Eligibility of new directors	28
77	Retirement of directors	29
78	Deemed re-appointment	29
79	Procedure if insufficient directors appointed	29
80	Removal of directors	30
81	Vacation of office by director	30
82	Resolution as to vacancy conclusive	31
83	No Appointment of alternate directors	31
84	Directors' fees	31
85	Expenses	31
86	Additional remuneration	31
87	Remuneration of executive directors	31
88	Pensions and other benefits	31
89	Powers of the board	32
90	Powers of directors if less than minimum number	32
91	Powers of executive directors	33
92	Delegation to committees	33
93	Local management	33
94	Power of attorney	34
95	Exercise of voting power	34
96	Provision for employees on cessation of business	34
97	Overseas registers	34
98	Borrowing powers	34
99	Board meetings	35
100	Notice of board meetings	35
101	Quorum	35
102	Chairman	35
103	Voting	36
104	Participation by telephone or other form of communication	36
105	Resolution in writing	36

106	Proceedings of committees	36
107	Minutes of proceedings	36
108	Validity of proceedings	37
109	Transactions or other arrangements with the company	37
110	Authorisation of Directors' conflicts of interest	37
111	Directors' permitted interests	39
112	General	40
113	Power to authenticate documents	40
114	Use of seals	41
115	Declaration of dividends	41
116	Interim dividends	41
117	Calculation and currency of dividends	41
118	Amounts due on shares can be deducted from dividends	42
119	Dividends not in cash	42
120	No interest on dividends	42
121	Method of payment	42
122	Uncashed dividends	43
123	Unclaimed dividends	43
124	Scrip dividends	43
125	Capitalisation of reserves	45
126	Record dates	46
127	Inspection of records	47
128	Account to be sent to members	47
129	Service of Notices	47
130	Notice on person entitled by transmission	48
131	Record date for service	49
132	Evidence of service	49
133	Notice when post not available	50
134	Indemnity and insurance	50
135	Winding up	51

THE COMPANIES ACT 2006

PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

RAPID NUTRITION PLC

1.
Exclusion of model articles (and any other prescribed regulations)

No regulations or articles set out in any statute, or in any statutory instrument or other subordinate legislation made under any statute, concerning companies (including the regulations in the Companies (Model Articles) Regulations 2008 (SI 2008/3229)) shall apply as the articles of the Company. The following shall be the articles of association of the Company.

2.
Interpretation

2.1
In these articles, unless the context otherwise requires:

Act:	Companies Act 2006.
address:	includes any number or address used for the purposes of sending or receiving documents or information by electronic means.
Articles:	these articles of association as altered from time to time and "Article" shall be construed accordingly.
Board:	the board of Directors for the time being of the Company or the Directors present or deemed to be present at a duly convened quorate meeting of the Directors.
certificated shares:	a share which is not an uncertificated share and references in these Articles to a share being held in certificated form shall be construed accordingly.
clear days:	in relation to a period of notice means that period excluding the day when the notice is served or deemed to be served and the day for which it is given or on which it is to take effect.
Companies Acts:	the Act, the Companies Act 1985 and, where the context requires, every other statute from time to time in force concerning companies and affecting the Company.
Company:	Rapid Nutrition Plc
Deferred Share:	a deferred share in the share capital of the Company with a nominal value of £0.99, having the rights and being subject to the obligations set out in these Articles.
Director:	a director for the time being of the Company.
electronic form:	has the meaning given to it in section 1168 of the Act.

electronic means:	has the meaning given to it in section 1168 of the Act.
FSMA:	Financial Services and Markets Act 2000.
member:	a member of the Company, or where the context requires, a member of the Board or of any committee.
Office:	the registered office from time to time of the Company.
Official List:	the list of securities that have been admitted to listing which is maintained by the Financial Conduct Authority (FCA) in accordance with section 74(1) of FSMA.
Operator:	Euroclear UK and Ireland Limited or such other person as may for the time being be approved by HM Treasury as Operator under the uncertificated securities rules.
ordinary share:	a non-redeemable voting ordinary share in the share capital of the Company with a nominal value of £0.01.
paid up:	paid up or credited as paid up.
participating class:	a class of shares title to which is permitted by the Operator to be transferred by means of a relevant system.
Register:	the register of members of the Company to be maintained under the Act or as the case may be any overseas branch register maintained under Article 97.
relevant system:	a computer-based system which allows units of securities without written instruments to be transferred and endorsed pursuant to the uncertificated securities rules.
Share Warrant:	a warrant to bearer issued by the Company in respect of its shares.
Seal:	the common seal of the Company or, where the context allows, any official seal kept by the Company under section 50 of the Act.
uncertificated securities rules:
any provision of the Companies Acts relating to the holding, evidencing of title to, or transfer of uncertificated shares and any legislation, rules or other arrangements made under or by virtue of such provision.

uncertificated share:
a share of a class which is at the relevant time a participating class, title to which is recorded on the Register as being held in uncertificated form and references in these Articles to a share being held in uncertifcated form shall be construed accordingly.

UKLA:	the United Kingdom listing authority which is the Financial Conduct Authority (FCA) when performing its functions under Part VI of FSMA.

2.2
Headings are used for convenience only and shall not affect the construction or interpretation of these Articles.

2.3
A person includes a corporate and an unincorporated body (whether or not having separate legal personality).

2.4
Words in the singular shall include the plural and vice versa.

2.5
A reference to one gender shall include a reference to the other gender.

2.6
A reference to a statute or statutory provision is a reference to it as it is in force for the time being, taking account of any amendment, extension, or re-enactment and includes any subordinate legislation for the time being in force made under it.

2.7
Any words or expressions defined in the Companies Acts in force when these Articles or any part of these Articles are adopted shall (if not inconsistent with the subject or context in which they appear) have the same meaning in these Articles or that part, save that the word "company" shall include any body corporate.

2.8
A reference to a document being signed or to signature includes references to its being executed under hand or under seal or by any other method and, in the case of a communication in electronic form, such references are to its being authenticated as specified by the Companies Acts.

2.9
A reference to writing or written includes references to any method of representing or reproducing words in a legible and non-transitory form whether sent or supplied in electronic form or otherwise.

2.10
A reference to documents or information being sent or supplied by or to a company (including the Company) shall be construed in accordance with section 1148(3) of the Act.

2.11
A reference to a meeting shall not be taken as requiring more than one person to be present if any quorum requirement can be satisfied by one person.

3.
Form of resolution

Subject to the Companies Acts, where anything can be done by passing an ordinary resolution, this can also be done by passing a special resolution.

4.
Limited liability

The liability of the members of the Company is limited to the amount, if any, unpaid on the shares in the Company held by them.

5.
Change of name

The Company may change its name by resolution of the Board.

6.
Power to attach rights to shares

Subject to the Companies Acts and to any rights attached to existing shares, any share may be issued with or have attached to it such rights and restrictions as the Company may by ordinary resolution determine, or if no ordinary resolution has been passed or so far as the resolution does not make specific provision, as the Board may determine.

6A.
Rights and restrictions attaching to Deferred Shares

6A.1
Deferred Shares have the following rights and are subject to the following restrictions:

6A.1.1
the holders of Deferred Shares shall not be entitled to receive notice of, or to attend, speak or vote at any general meeting of the Company;

6A.1.2
the Deferred Shares shall confer no right to participate in dividends or other distributions by the Company;

6A.1.3
the holders of Deferred Shares shall participate in a winding-up or a return of capital of the company to the extent of the nominal value of such deferred shares only after the holders of ordinary shares have been paid the amount of £1,000,000 on each such share held, and the holders of Deferred Shares shall not be entitled to any further participation in the assets of the Company;

6A.1.4
no share certificate shall be issued in respect of Deferred Shares, and they shall not be transferable except in accordance with paragraph 6A.2 below or with the unanimous written consent of the directors; and

6A.1.5
the Company may from time to time create, allot and issue further shares, whether ranking pari passu with or in priority to the Deferred Shares, and such creation, allotment or issue shall be treated as being in accordance with the rights attaching to the Deferred Shares and shall not involve a variation of such rights for any purpose or require the consent of the holders of Deferred Shares.

6A.2
The Company has the irrevocable authority at any time, without obtaining the sanction of the holder or holders of Deferred Shares:

6A.2.1
to purchase all or any of the Deferred Shares in accordance with the Act without obtaining the consent of the holders thereof and in consideration of the payment to each of the holders whose shares are purchased of an amount equal to one penny in respect of all the Deferred Shares then being purchased by the company, and for the purposes of any such purchase, to appoint any person to execute, as his or its attorney and agent, on behalf of any holder of Deferred Shares, a contract for the sale to the Company of any such Deferred Shares held by him or it; and

6A.2.2
to cancel all or any of the same so purchased under paragraph 6A.2.1 above in accordance with the Act.

7.
[Intentionally left blank]

8.
Redeemable shares

Subject to the Companies Acts and to any rights attaching to existing shares, any share may be issued which can be redeemed or is liable to be redeemed at the option of the Company or the holder. The Board may determine the terms, conditions and manner of redemption of any redeemable shares which are issued. Such terms and conditions shall apply to the relevant shares as if the same were set out in these Articles.

9.
Pari passu issues

If new shares are created or issued which rank equally with any other existing shares, the rights of the existing shares will not be regarded as changed or abrogated unless the terms of the existing shares expressly say otherwise.

10.
Variation of rights

10.1
Subject to the Companies Acts, the rights attached to any class of shares can be varied or abrogated either with the consent in writing of the holders of not less than three-quarters in nominal value of the issued shares of that class (excluding any shares of that class held as treasury shares) or with the authority of a special resolution passed at a separate meeting of the holders of the relevant class of shares known as a class meeting.

10.2
The provisions of this Article will apply to any variation or abrogation of rights of shares forming part of a class. Each part of the class which is being treated differently is treated as a separate class in applying this Article.

10.3
All the provisions in these Articles as to general meetings shall apply, with any necessary modifications, to every class meeting except that:

10.3.1
the quorum at every such meeting shall not be less than two persons holding or representing by proxy at least one-third of the nominal amount paid up on the issued shares of the class) (excluding any shares of that class held as treasury shares); and

10.3.2
if at any adjourned meeting of such holders such quorum as set out above is not present, at least one person holding shares of the class who is present in person or by proxy shall be a quorum.

10.4
The Board may convene a class meeting whenever it thinks fit and whether or not the business to be transacted involves a variation or abrogation of class rights.

11.
Payment of commission

The Company may in connection with the issue of any shares or the sale for cash of treasury shares exercise all powers of paying commission and brokerage conferred or permitted by the Companies Acts. Any such commission or brokerage may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or other securities or the grant of an option to call for an allotment of shares or any combination of such methods.

12.
Trusts not recognised

Except as otherwise expressly provided by these Articles, required by law or as ordered by a court of competent jurisdiction, the Company shall not recognise any person as holding any share on any trust, and the Company shall not be bound by or required in any way to recognise (even when having notice of it) any equitable, contingent, future, partial or other claim to or interest in any share other than an absolute right of the holder of the whole of the share.

13.
Uncertificated shares

13.1
Under and subject to the uncertificated securities rules, the Board may permit title to shares of any class to be evidenced otherwise than by certificate and title to shares of such a class to be transferred by means of a relevant system and may make arrangements for a class of shares (if all shares of that class are in all respects identical) to become a participating class. Title to shares of a particular class may only be evidenced otherwise than by a certificate where that class of shares is at the relevant time a participating class. The Board may also, subject to compliance with the uncertificated securities rules, determine at any time that title to any class of shares may from a date specified by the Board no longer be evidenced otherwise than by a certificate or that title to such a class shall cease to be transferred by means of any particular relevant system.

13.2
In relation to a class of shares which is a participating class and for so long as it remains a participating class, no provision of these Articles shall apply or have effect to the extent that it is inconsistent in any respect with:

13.2.1
the holding of shares of that class in uncertificated form;

13.2.2
the transfer of title to shares of that class by means of a relevant system; or

13.2.3
any provision of the uncertificated securities rules;

and, without prejudice to the generality of this Article, no provision of these Articles shall apply or have effect to the extent that it is in any respect inconsistent with the maintenance, keeping or entering up by the Operator, so long as that is permitted or required by the uncertificated securities rules, of an Operator register of securities in respect of that class of shares in uncertificated form.

13.3
Shares of a class which is at the relevant time a participating class may be changed from uncertificated to certificated form, and from certificated to uncertificated form, in accordance with and subject as provided in the uncertificated securities rules.

13.4
If, under these Articles or the Companies Acts, the Company is entitled to sell, transfer or otherwise dispose of, forfeit, re-allot, accept the surrender of or otherwise enforce a lien over an uncertificated share, then, subject to these Articles and the Companies Acts, such entitlement shall include the right of the Board to:

13.4.1
require the holder of the uncertificated share by notice in writing to change that share from uncertificated to certificated form within such period as may be specified in the notice and keep it as a certificated share for as long as the Board requires;

13.4.2
appoint any person to take such other steps, by instruction given by means of a relevant system or otherwise, in the name of the holder of such share as may be required to effect the transfer of such share and such steps shall be as effective as if they had been taken by the registered holder of that share; and

13.4.3
take such other action that the Board considers appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of that share or otherwise to enforce a lien in respect of that share.

13.5
Unless the Board determines otherwise, shares which a member holds in uncertificated form shall be treated as separate holdings from any shares which that member holds in certificated form but a class of shares shall not be treated as two classes simply because some shares of that class are held in certificated form and others in uncertificated form.

13.6
Unless the Board determines otherwise or the uncertificated securities rules require otherwise, any shares issued or created out of or in respect of any uncertificated shares shall be uncertificated shares and any shares issued or created out of or in respect of any certificated shares shall be certificated shares.

13.7
The Company shall be entitled to assume that the entries on any record of securities maintained by it in accordance with the uncertificated securities rules and regularly reconciled with the relevant Operator register of securities are a complete and accurate reproduction of the particulars entered in the Operator register of securities and shall accordingly not be liable in respect of any act or thing done or omitted to be done by or on behalf of the Company in reliance on such assumption. Any provision of these Articles which requires or envisages that action will be taken in reliance on information contained in the Register shall be construed to permit that action to be taken in reliance on information contained in any relevant record of securities (as so maintained and reconciled).

14.
Share certificates

14.1
Every person (except a person to whom the Company is not by law required to issue a certificate) whose name is entered in the Register as a holder of any certificated shares shall be entitled, without charge, to receive within the time limits prescribed by the Companies Acts (unless the terms of issue prescribe otherwise) one certificate for all of the shares of that class registered in his name.

14.2
The Company shall not be bound to issue more than one certificate in respect of shares held jointly by two or more persons. Delivery of a certificate to the person first named in the Register shall be sufficient delivery to all joint holders.

14.3
Where a member has transferred part only of the shares comprised in a certificate, he shall be entitled without charge to a certificate for the balance of such shares to the extent that the balance is to be held in certificated form. Where a member receives more shares of any class, he shall be entitled without charge to a certificate for the extra shares of that class to the extent that the balance is to be held in certificated form.

14.4
A share certificate may be issued under Seal (by affixing the Seal to or printing the Seal or a representation of it on the certificate) or signed by at least two Directors or by at least one Director and the Secretary. Such certificate shall specify the number and class of the shares in respect of which it is issued and the amount or respective amounts paid up on it. The Board may by resolution decide, either generally or in any particular case or cases, that any signatures on any share certificates need not be autographic but may be applied to the certificates by some mechanical or other means or may be printed on them or that the certificates need not be signed by any person.

14.5
Every share certificate sent in accordance with these Articles will be sent at the risk of the member or other person entitled to the certificate. The Company will not be responsible for any share certificate lost or delayed in the course of delivery.

15.
Replacement certificates

15.1
Any two or more certificates representing shares of any one class held by any member may at his request be cancelled and a single new certificate for such shares issued in lieu without charge on surrender of the original certificates for cancellation.

15.2
Any certificate representing shares of any one class held by any member may at his request be cancelled and two or more certificates for such shares may be issued instead.

15.3
If a share certificate is defaced, worn out or said to be stolen, lost or destroyed, it may be replaced on such terms as to evidence and indemnity as the Board may decide and, where it is defaced or worn out, after delivery of the old certificate to the Company.

15.4
The Board may require the payment of any exceptional out-of-pocket expenses of the Company incurred in connection with the issue of any certificates under this Article. In the case of shares held jointly by several persons, any such request as is mentioned in this Article may be made by any one of the joint holders.

16.
Lien on shares not fully paid

The Company shall have a first and paramount lien on every share, not being a fully paid share, for all amounts payable to the Company (whether presently or not) in respect of that share. The Company's lien over a share takes priority over any third party's interest in that share, and extends to any dividend or other money payable by the Company in respect of that share (and, if the lien is enforced and the share is sold by the Company, the proceeds of sale of that share). The Board may at any time, either generally or in any particular case, waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this Article.

17.
Enforcement of lien by sale

The Company may sell, in such manner as the Board may decide, any share over which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within 14 clear days after a notice has been served on the holder of the share or the person who is entitled by transmission to the share, demanding payment and stating that if the notice is not complied with the share may be sold. For giving effect to the sale, in the case of a certificated share, the Board may authorise some person to sign an instrument of transfer of the share sold to, or in accordance with the directions, of the buyer. In the case of an uncertificated share, the Board may require the Operator to convert the share into certificated form and after such conversion, authorise any person to sign the instrument of transfer of the share to effect the sale of the share. The buyer shall not be bound to see to the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the sale.

18.
Application of proceeds of sale

18.1
The net proceeds of any sale of shares subject to any lien, after payment of the costs, shall be applied:

18.1.1
first, in or towards satisfaction of so much of the amount due to the Company or of the liability or engagement (as the case may be) as is presently payable or is liable to be presently fulfilled or discharged; and

18.1.2
second, any residue shall be paid to the person who was entitled to the share at the time of the sale but only after the certificate for the shares sold has been surrendered to the Company for cancellation, or an indemnity in a form reasonably satisfactory to the directors has been given for any lost certificates, and subject to a like lien for debts or liabilities not presently payable as existed on the share prior to the sale.

19.
Calls

19.1
Subject to these Articles and the terms on which the shares are allotted, the Board may from time to time make calls on the members in respect of any monies unpaid on their shares (whether in respect of nominal value or premium) and not payable on a date fixed by or in accordance with the terms of issue.

19.2
Each member shall (subject to the Company serving upon him at least 14 clear days' notice specifying when and where payment is to be made and whether or not by instalments) pay to the Company as required by the notice the amount called on for his shares.

19.3
A call shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed.

19.4
A call may be revoked or postponed, in whole or in part, as the Board may decide.

19.5
Liability to pay a call is not extinguished or transferred by transferring the shares in respect of which the call is required to be paid.

20.
Liability of joint holders

The joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share.

21.
Interest on calls

If a call remains unpaid after it has become due and payable, the person from whom it is due and payable shall pay all expenses that have been incurred by the Company by reason of such non-payment together with interest on the amount unpaid from the day it is due and payable to the time of actual payment at such rate (not exceeding the Bank of England base rate by more than five percentage points) as the Board may decide. The Board may waive payment of the interest or the expenses in whole or in part.

22.
Power to differentiate

On or before the issue of shares, the Board may decide that allottees or holders of shares can be called on to pay different amounts or that they can be called on at different times.

23.
Payment of calls in advance

The Board may, if it thinks fit, receive from any member willing to advance the same, all or any part of the monies uncalled and unpaid on the shares held by him. Such payment in advance of calls shall, to the extent of the payment, extinguish the liability on the shares on which it is made. The Company may pay interest on the money paid in advance, or so much of it as exceeds the amount for the time being called upon the shares in respect of which such advance has been made, at such rate as the Board may decide. The Board may at any time repay the amount so advanced by giving at least three months' notice in writing to such member of its intention to do so, unless before the expiration of such notice the amount so advanced shall have been called up on the shares in respect of which it was advanced.

24.
Notice if call or instalment not paid

If any member fails to pay the whole of any call (or any instalment of any call) by the date when payment is due, the Board may at any time give notice in writing to such member (or to any person entitled to the shares by transmission), requiring payment of the amount unpaid (and any accrued interest and any expenses incurred by the Company by reason of such non-payment) by a date not less than 14 clear days from the date of the notice. The notice shall name the place where the payment is to be made and state that, if the notice is not complied with, the shares in respect of which such call was made will be liable to be forfeited.

25.
Forfeiture for non-compliance

If the notice referred to in Article 24 is not complied with, any share for which it was given may be forfeited, by resolution of the Board to that effect, at any time before the payment required by the notice has been made. Such forfeiture shall include all dividends declared or other monies payable in respect of the forfeited shares and not paid before the forfeiture.

26.
Notice after forfeiture

When any share has been forfeited, notice of the forfeiture shall be served on the holder of the share or the person entitled to such share by transmission (as the case may be) before forfeiture. An entry of such notice having been given and of the forfeiture and the date of forfeiture shall immediately be made in the Register in respect of such share. However, no forfeiture shall be invalidated by any omission to give such notice or to make such entry in the Register.

27.
Forfeiture may be annulled

The Board may annul the forfeiture of a share, at any time before any forfeited share has been cancelled or sold, re-allotted or otherwise disposed of, on the terms that payment shall be made of all calls and interest due on it and all expenses incurred in respect of the share and on such further terms (if any) as the Board shall see fit.

28.
Surrender

 The Board may accept the surrender of any share liable to be forfeited and, in any event, references in these Articles to forfeiture shall include surrender.

29.
Sale of forfeited shares

29.1
A forfeited share shall become the property of the Company.

29.2
Subject to the Companies Acts, any such share may be sold, re-allotted or otherwise disposed of, on such terms and in such manner as the Board thinks fit.

29.3
The Board may, for the purposes of the disposal, authorise some person to transfer the share in question and may enter the name of the transferee in respect of the transferred share in the Register even if no share certificate is lodged and may issue a new certificate to the transferee. An instrument of transfer executed by that person shall be as effective as if it had been executed by the holder of, or the person entitled by transmission to, the share. The Company may receive the consideration (if any) given for the share on its disposal.

30.
Effect of forfeiture

A shareholder whose shares have been forfeited shall cease to be a member in respect of such forfeited shares and shall surrender the certificate for such shares to the Company for cancellation. Such shareholder shall remain liable to pay to the Company all sums which at the date of forfeiture were presently payable by him to the Company in respect of such shares with interest (not exceeding the Bank of England base rate by five (5) percentage points) from the date of the forfeiture to the date of payment. The Directors may waive payment of interest wholly or in part and may enforce payment, without any reduction or allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal.

31.
Evidence of forfeiture

A statutory declaration by a Director or the Secretary that a share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share. The declaration shall (subject to the execution of an instrument of transfer if necessary) constitute a good title to the share. The person to whom the share is transferred or sold shall not be bound to see to the application of the purchase money or other consideration (if any), nor shall his title to the share be affected by any act, omission or irregularity relating to or connected with the proceedings in reference to the forfeiture or disposal of the share.

32.
Form of transfer

32.1
Subject to these Articles:

32.1.1
each member may transfer all or any of his shares which are in certificated form by instrument of transfer in writing in any usual form or in any form approved by the Board. Such instrument shall be executed by or on behalf of the transferor and (in the case of a transfer of a share which is not fully paid up) by or on behalf of the transferee. All instruments of transfer, when registered, may be retained by the Company.

32.1.2
each member may transfer all or any of his shares which are in uncertificated form by means of a relevant system in such manner provided for, and subject as provided in, the uncertificated securities rules. No provision of these Articles shall apply in respect of an uncertificated share to the extent that it requires or contemplates the effecting of a transfer by an instrument in writing or the production of a certificate for the share to be transferred.

32.2
The transferor of a share shall be deemed to remain the holder of the share concerned until the name of the transferee is entered in the Register in respect of it.

33.
Right to refuse registration of transfer

33.1
The Board may, in its absolute discretion, refuse to register any transfer of a share in certificated form (or renunciation of a renounceable letter of allotment) unless:

33.1.1
it is for a share which is fully paid up;

33.1.2
it is for a share upon which the Company has no lien;

33.1.3
it is only for one class of share;

33.1.4
it is in favour of a single transferee or no more than four joint transferees;

33.1.5
it is duly stamped or is duly certificated or otherwise shown to the satisfaction of the Board to be exempt from stamp duty (if this is required); and

33.1.6
it is delivered for registration to the Office (or such other place as the Board may determine), accompanied (except in the case of a transfer by a person to whom the Company is not required by law to issue a certificate and to whom a certificate has not been issued or in the case of a renunciation) by the certificate for the shares to which it relates and such other evidence as the Board may reasonably require to prove the title of the transferor (or person renouncing) and the due execution of the transfer or renunciation by him or, if the transfer or renunciation is executed by some other person on his behalf, the authority of that person to do so.

33.2
The Board shall not refuse to register any transfer or renunciation of partly paid shares which are admitted to the Official List on the grounds that they are partly paid shares in circumstances where such refusal would prevent dealings in such shares from taking place on an open and proper basis.

33.3
Transfers of shares will not be registered in the circumstances referred to in Article 70.

33.4
The Board may refuse to register a transfer of uncertificated shares in any circumstances that are allowed or required by the uncertificated securities rules and the relevant system.

34.
Notice of refusal to register a transfer

If the Board refuses to register a transfer of a share it shall notify the transferee of the refusal and the reasons for it within two months after the date on which the transfer was lodged with the Company or the instructions to the relevant system received. Any instrument of transfer which the Board refuses to register shall be returned to the person depositing it (except if there is suspected or actual fraud). All instruments of transfer which are registered may be retained by the Company.

35.
No fees on registration

No fee shall be charged for registration of a transfer or other document or instruction relating to or affecting the title to any share or for making any other entry in the Register.

36.
Other powers in relation to transfers

36.1
Nothing in these Articles shall prevent the Board:

36.1.1
from recognising a renunciation of the allotment of any share by the allottee in favour of another person; or

36.1.2
(if empowered to do so by these Articles) from authorising any person to execute an instrument of transfer of a share and from authorising any person to transfer that share in accordance with any procedures implemented under Article 17.

37.
Transmission of shares on death

If a member dies, the survivors or survivor (where he was a joint holder), and his executors or administrators (where he was a sole or the only survivor of joint holders), shall be the only persons recognised by the Company as having any title to his shares. Nothing in these Articles shall release the estate of a deceased member from any liability for any share which has been solely or jointly held by him.

38.
Election of person entitled by transmission

38.1
Any person becoming entitled to a share because of the death or bankruptcy of a member, or otherwise by operation of law, may (on such evidence as to his title being produced as the Board may require) elect either to become registered as a member or to have some person nominated by him registered as a member. If he elects to become registered himself, he shall notify the Company to that effect. If he elects to have some other person registered, he shall execute an instrument of transfer of such share to that person. All the provisions of these Articles relating to the transfer of shares shall apply to the notice or instrument of transfer (as the case may be) as if it were an instrument of transfer executed by the member and his death, bankruptcy or other event had not occurred. Where the entitlement of a person to a share because of the death or bankruptcy of a member or otherwise by operation of law is proved to the satisfaction of the Board, the Board shall within two months after proof cause the entitlement of that person to be noted in the Register.

38.2
A person entitled by transmission to a share in uncertificated form who elects to have some other person registered shall either:

38.2.1
procure that instructions are given by means of the relevant system to effect transfer of such uncertificated share to that person; or

38.2.2
change the uncertificated share to certificated form and execute an instrument of transfer of that certificated share to that person.

39.
Rights on transmission

Where a person becomes entitled to a share because of the death or bankruptcy of any member, or otherwise by operation of law, the rights of the holder in relation to such share shall cease. However, the person so entitled may give a good discharge for any dividends and other monies payable in respect of it and shall have the same rights to which he would be entitled if he were the holder of the share, except that he shall not be entitled to receive notice of, or to attend or vote at, any meeting of the Company or any separate meeting of the holders of any class of shares of the Company before he is registered as the holder of the share. The Board may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share. If the notice is not complied with within one month, the Board may withhold payment of all dividends and the other monies payable in respect of such share until the requirements of the notice have been complied with.

40.
Destruction of documents

40.1
The Company may destroy any:

40.1.1
instrument of transfer, after six years from the date on which it is registered;

40.1.2
dividend mandate or any variation or cancellation of a dividend mandate or any notification of change of name or address, after two years from the date on which it is recorded;

40.1.3
share certificate, after one year from the date on which it is cancelled;

40.1.4
instrument of proxy which has been used for the purpose of a poll at any time after one year has elapsed from the date of use;

40.1.5
instrument of proxy which has not been used for the purpose of a poll at any time after a period of one month has elapsed from the end of the meeting to which the instrument of proxy relates;

40.1.6
Share Warrant (including coupons or tokens detailed from it) which has been cancelled at any time after seven years from the date on which it was cancelled; or

40.1.7
other document for which any entry in the Register is made, after six years from the date on which an entry was first made in the Register in respect of it,

provided that the Company may destroy any such type of document at a date earlier than that authorised by this Article if a copy of such document is made and retained (whether electronically, by microfilm, by digital imaging or by other similar means) until the expiration of the period applicable to the destruction of the original of such document.

40.2
It shall be conclusively presumed in favour of the Company that every:

40.2.1
entry in the Register purporting to have been made on the basis of a document so destroyed was duly and properly made;

40.2.2
instrument of transfer so destroyed was duly registered;

40.2.3
share certificate so destroyed was duly cancelled; and

40.2.4
other document so destroyed had been properly dealt with under its terms and was valid and effective according to the particulars in the records of the Company.

40.3
This Article shall only apply to the destruction of a document in good faith and without notice of any claim (regardless of the parties to it) to which the document might be relevant. Nothing in this Article shall be construed as imposing any liability on the Company in respect of the destruction of any such document other than as provided for in this Article which would not attach to the Company in the absence of this Article. References in this Article to the destruction of any document include references to the disposal of it in any manner.

40.4
References in this Article to instruments of transfer shall include, in relation to uncertificated shares, instructions and/or notifications made in accordance with the relevant system relating to the transfer of such shares.

41.
Sub-division

Any resolution authorising the Company to sub-divide its shares or any of them may determine that, as between the shares resulting from the sub-division, any of them may have any preference or advantage or be subject to any restriction as compared with the others.

42.
Fractions

If any shares are consolidated or consolidated and then divided, the Board has power to deal with any fractions of shares which result. If the Board decides to sell any shares representing fractions, it can do so for the best price reasonably obtainable and distribute the net proceeds of sale among members in proportion to their fractional entitlements. The Board can arrange for any shares representing fractions to be entered in the Register as certificated shares if they consider that this makes it easier to sell them. The Board can sell those shares to anyone, including the Company if the legislation allows, and may authorise any person to transfer or deliver the shares to the buyer or in accordance with the buyer's instructions. The Buyer shall not be bound to see to the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the sale.

43.
Annual general meetings

An annual general meeting shall be held once a year, at such time (consistent with the terms of the Companies Acts) and place as may be determined by the Board.

44.
Convening of general meetings

All meetings other than annual general meetings shall be called general meetings. The Board may, whenever it thinks fit, and shall on requisition in accordance with the Companies Acts, proceed to convene a general meeting.

45.
Notice of general meetings

A general meeting shall be called by at least such minimum notice as is required or permitted by the Companies Acts. The period of notice shall in either case be exclusive of the day on which it is served or deemed to be served and of the day on which the meeting is to be held and shall be given to all members other than those who are not entitled to receive such notices from the Company. The Company may give such notice by any means or combination of means permitted by the Companies Acts.

46.
Contents of notice of meetings

46.1
Every notice calling a meeting shall specify the place, date and time of the meeting, and there shall appear with reasonable prominence in every such notice a statement that a member entitled to attend and vote is entitled to a proxy or (if he has more than one share) proxies to exercise all or any of his rights to attend, speak and vote and that a proxy need not be a member of the Company. Such notice shall also include the address of the website on which the information required by the Act is published, state the procedures with which members must comply in order to be able to attend and vote at the meeting (including the date by which they must comply), provide details of any forms to be used for the appointment of a proxy and state that a member has the right to ask questions at the meeting in accordance with the Act.

46.2
The notice shall specify the general nature of the business to be transacted at the meeting and shall set out the text of all resolutions to be considered by the meeting and shall state in each case whether it is proposed as an ordinary resolution or as a special resolution.

46.3
In the case of an annual general meeting, the notice shall also specify the meeting as such.

46.4
For the purposes of determining which persons are entitled to attend or vote at a meeting and how many votes a person may cast, the Company may specify in the notice of meeting a time, not more than 48 hours before the time fixed for the meeting (not taking into account non-working days) by which a person must be entered in the Register in order to have the right to attend or vote at the meeting or appoint a proxy to do so.

47.
Omission to give notice and non-receipt of notice

The accidental omission to give notice of any meeting or to send an instrument of proxy (where this is intended to be sent out with the notice) to, or the non-receipt of either by, any person entitled to receive the same shall not invalidate the proceedings of that meeting.

48.
Postponement of general meeting

If the Board considers that it is impracticable or unreasonable to hold a general meeting on the date or at the time or place stated in the notice calling the meeting, it may postpone or move the meeting (or do both). The Board shall take reasonable steps to ensure that notice of the date, time and place of the rearranged meeting is given to any member trying to attend the meeting at the original time and place. Notice of the date, time and place of the rearranged meeting shall, if practicable, also be placed in at least two national newspapers published in the United Kingdom. Notice of the business to be transacted at such rearranged meeting shall not be required. If a meeting is rearranged in this way, appointments of proxy are valid if they are received as required by these Articles not less than 48 hours before the time appointed for holding the rearranged meeting and for the purpose of calculating this period, the Board can decide in their absolute discretion, not to take account of any part of a day that is not a working day. The Board may also postpone or move the rearranged meeting (or do both) under this Article.

49.
Quorum at general meeting

No business shall be transacted at any general meeting unless a quorum is present. If a quorum is not present a chairman of the meeting can still be chosen and this will not be treated as part of the business of the meeting. Two members present in person or by proxy and entitled to attend and to vote on the business to be transacted shall be a quorum.

50.
Procedure if quorum not present

If a quorum is not present within fifteen minutes (or such longer interval as the chairman in his absolute discretion thinks fit) from the time appointed for holding a general meeting, or if a quorum ceases to be present during a meeting, the meeting shall be dissolved if convened on the requisition of members. In any other case, the meeting shall stand adjourned to another day, (not being less than ten clear days after the date of the original meeting), and at such time and place as the chairman (or, in default, the Board) may determine. If at such adjourned meeting a quorum is not present within fifteen minutes from the time appointed for holding the meeting, one person entitled to vote on the business to be transacted, being a member or a proxy for a member or a duly authorised representative of a corporation which is a member, shall be a quorum and any notice of an adjourned meeting shall state this.

51.
Chairman of general meeting

The chairman of the Board shall preside at every general meeting of the Company. If there is no such chairman or if at any meeting he shall not be present within ten minutes after the time appointed for holding the meeting, or shall be unwilling to act as chairman, the deputy chairman (if any) of the Board shall, if present and willing to act, preside at such meeting. If more than one deputy chairman is present they shall agree amongst themselves who is to take the chair or, if they cannot agree, the deputy chairman who has been in office as a director the longest shall take the chair. If no chairman or deputy chairman shall be so present and willing to act, the Directors present shall choose one of their number to act or, if there be only one Director present, he shall be chairman if willing to act. If there be no Director present and willing to act, the members present and entitled to vote shall choose one of their number to be chairman of the meeting. Nothing in these Articles shall restrict or exclude any of the powers or rights of a chairman of a meeting which are given by law.

52.
Entitlement to attend and speak

52.1
A Director (and any other person invited by the chairman to do so) may attend and speak at any general meeting and at any separate meeting of the holders of any class of shares of the Company, whether or not he is a member.

52.2
Any Director may validly attend and speak at any general meeting and at any separate meeting of the holders of any class of shares of the Company through the medium of conference telephone or any other form of communications equipment (whether in use when these Articles are adopted or developed subsequently), provided the Director may be heard by and hear all persons participating in the meeting.

53.
Adjournments

The chairman may, with the consent of a meeting at which a quorum is present, and shall, if so directed by the meeting, adjourn any meeting from time to time (or indefinitely) and from place to place as the meeting shall determine. However, without prejudice to any other power which he may have under these Articles or at common law, the chairman may, without the need for the consent of the meeting, interrupt or adjourn any meeting from time to time and from place to place or for an indefinite period if he is of the opinion that it has become necessary to do so in order to secure the proper and orderly conduct of the meeting or to give all persons entitled to do so a reasonable opportunity of attending, speaking and voting at the meeting or to ensure that the business of the meeting is properly disposed of.

54.
Notice of adjournment

If the meeting is adjourned indefinitely or for more than three months, notice of the adjourned meeting shall be given in the same manner as in the case of the original meeting. Except as provided in these Articles, there is no need to give notice of the adjourned meeting or of the business to be considered there.

55.
Business of adjourned meeting

No business shall be transacted at any adjourned meeting other than the business which might properly have been transacted at the meeting from which the adjournment took place.

56.
Security arrangements and orderly conduct

56.1
The Board may direct that any person wishing to attend any meeting should provide such evidence of identity and submit to such searches or other security arrangements or restrictions as the Board shall consider appropriate in the circumstances and shall be entitled in its absolute discretion to refuse entry to any meeting to any person who fails to provide such evidence of identity or to submit to such searches or to otherwise comply with such security arrangements or restrictions.

56.2
The chairman shall take such action or give directions as he thinks fit to promote the orderly conduct of the business of the meeting as laid down in the notice of the meeting and to ensure the security of the meeting and the safety of the people attending the meeting. The chairman's decision on matters of procedure or arising incidentally from the business of the meeting shall be final as shall be his determination as to whether any matter is of such a nature.

57.
Overflow meeting rooms

57.1
The Board may, in accordance with this Article, make arrangements for members and proxies who are entitled to attend and participate in a general meeting, but who cannot be seated in the main meeting room where the chairman will be, to attend and take part in a general meeting in an overflow room or rooms. Any overflow room will have appropriate links to the main room and will enable audio-visual communication between the meeting rooms throughout the meeting. The Board will decide how to divide members and proxies between the main room and the overflow room. If an overflow room is used, the meeting will be treated as being held and taking place in the main meeting room and the meeting will consist of all the members and proxies who are attending both in the main meeting room and the overflow room.

57.2
Details of any arrangements for overflow rooms will be set out in the notice of the meeting but failure to do so will not invalidate the meeting.

58.
Satellite meeting places

58.1
To facilitate the organisation and administration of any general meeting, the Board may decide that the meeting shall be held at two or more locations.

58.2
For the purposes of these Articles, any general meeting of the Company taking place at two or more locations shall be treated as taking place where the chairman of the meeting presides (the principal meeting place) and any other location where that meeting takes place is referred in these Articles as a satellite meeting.

58.3
A member present in person or by proxy at a satellite meeting may be counted in the quorum and may exercise all rights that they would have been able to exercise if they were present at the principal meeting place.

58.4
The Board may make and change from time to time such arrangements as they shall in their absolute discretion consider appropriate to:

58.4.1
ensure that all members and proxies for members wishing to attend the meeting can do so;

58.4.2
ensure that all persons attending the meeting are able to participate in the business of the meeting and to see and hear anyone else addressing the meeting;

58.4.3
ensure the safety of persons attending the meeting and the orderly conduct of the meeting; and

58.4.4
restrict the numbers of members and proxies at any one location to such number as can safely and conveniently be accommodated there.

58.5
The entitlement of any member or proxy to attend a satellite meeting shall be subject to any such arrangements then in force and stated by the notice of the meeting or adjourned meeting to apply to the meeting.

58.6
If there is a failure of communication equipment or any other failure in the arrangements for participation in the meeting at more than one place, the chairman may adjourn the meeting in accordance with Article 53. Such adjournment will not affect the validity of such meeting, or any business conducted at such meeting up to the point of adjournment, or any action taken pursuant to such meeting.

58.7
A person (satellite chairman) appointed by the Board shall preside at each satellite meeting. Every satellite chairman shall carry out all requests made of him by the chairman of the meeting, may take such action as he thinks necessary to maintain the proper and orderly conduct of the satellite meeting and shall have all powers necessary or desirable for such purposes.

59.
Amendment to resolutions

59.1
If an amendment to any resolution under consideration is proposed but is ruled out of order by the chairman of the meeting in good faith, any error in such ruling shall not invalidate the proceedings on the original resolution.

59.2
In the case of a resolution duly proposed as a special resolution, no amendment to it (other than an amendment to correct a patent error) may in any event be considered or voted on. In the case of a resolution duly proposed as an ordinary resolution no amendment to it (other than an amendment to correct a patent error) may be considered or voted on unless either at least 48 hours prior to the time appointed for holding the meeting or adjourned meeting at which such ordinary resolution is to be proposed, notice in writing of the terms of the amendment and intention to move the same has been lodged at the Office or received in electronic form at the electronic address at which the Company has or is deemed to have agreed to receive it or the chairman of the meeting in his absolute discretion decides that it may be considered or voted on.

60.
Members' resolutions

60.1
Members of the Company shall have the rights provided by the Companies Acts to have the Company circulate and give notice of a resolution which may be properly moved, and is intended to be moved, at the Company's next annual general meeting.

60.2
Expenses of complying with these rights shall be borne in accordance with the Companies Acts.

61.
Method of voting

61.1
At any general meeting, a resolution put to a vote of the meeting shall be decided on a show of hands, unless (before or on the declaration of the result of the show of hands) a poll is duly demanded. Subject to the Companies Acts, a poll may be demanded by:

61.1.1
the chairman of the meeting; or

61.1.2
at least five members present in person (or by proxy) and entitled to vote at the meeting; or

61.1.3
a member or members present in person (or by proxy) representing at least one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

61.1.4
a member or members present in person (or by proxy) holding shares conferring a right to vote at the meeting, being shares on which an aggregate sum has been paid up equal to at least one-tenth of the total sum paid up on all the shares conferring that right.

61.2
The chairman of the meeting may also demand a poll before a resolution is put to the vote on a show of hands.

61.3
At general meetings, resolutions shall be put to the vote by the chairman of the meeting and there shall be no requirement for the resolution to be proposed or seconded by any person.

61.4
Unless a poll is duly demanded and the demand is not withdrawn, a declaration by the chairman of the meeting that a resolution has on a show of hands been carried, or carried unanimously or by a particular majority, or lost, or not carried by a particular majority, and an entry to that effect in the book containing the minutes of proceedings of the Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of or against such resolution.

62.
Objection to error in voting

No objection shall be raised to the qualification of any voter or to the counting of, or failure to count, any vote, except at the meeting or adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman decides that the same is of sufficient magnitude to vitiate the resolution or may otherwise have affected the decision of the meeting. The decision of the chairman of the meeting on such matters shall be final and conclusive.

63.
Procedure on a poll

63.1
Any poll duly demanded on the election of a chairman or on any question of adjournment shall be taken immediately. A poll duly demanded on any other matter shall be taken in such manner (including the use of ballot or voting papers or tickets) and at such time and place, not more than 30 days from the date of the meeting or adjourned meeting at which the poll was demanded, as the chairman shall direct. The chairman may appoint scrutineers who need not be members. It is not necessary to give notice of a poll not taken immediately if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case, at least seven clear days notice shall be given specifying the time, date and place at the which the poll shall be taken. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

63.2
The demand for a poll (other than on the election of a chairman or any question of adjournment) shall not prevent the continuance of the meeting for the transaction of any business other than the question on which a poll has been demanded.

63.3
The demand for a poll may, before the poll is taken, be withdrawn, but only with the consent of the chairman of the meeting. A demand so withdrawn validates the result of a show of hands declared before the demand was made. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

63.4
On a poll votes may be given in person or by proxy. A member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

64.
Votes of members

64.1
Subject to Article 64.2, the Companies Acts, to any special terms as to voting on which any shares may have been issued or may for the time being be held and to any suspension or abrogation of voting rights under these Articles, at any general meeting every member who is present in person (or by proxy) shall on a show of hands have one vote and every member present in person (or by proxy) shall on a poll have one vote for each share of which he is the holder.

64.2
On a show of hands, a duly appointed proxy has one vote for and one vote against a resolution if the proxy has been appointed by more than one member entitled to vote on the resolution and the proxy has been instructed:

64.2.1
by one or more of those members to vote for the resolution and by one or more other of those members to vote against it; or

64.2.2
by one or more of those members to vote either for or against the resolution and by one or more other of those members to use his/her discretion as to how to vote.

64.3
If two or more persons are joint holders of a share, then in voting on any question the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders. For this purpose seniority shall be determined by the order in which the names of the holders stand in the Register.

64.4
Where in England or elsewhere a receiver or other person (by whatever name called) has been appointed by any court claiming jurisdiction in that behalf to exercise powers with respect to the property or affairs of any member on the ground (however formulated) of mental disorder, the Board may in its absolute discretion, upon or subject to production of such evidence of the appointment as the Board may require, permit such receiver or other person on behalf of such member to vote in person, on a show of hands or on a poll, by proxy on behalf of such member at any general meeting or to exercise any other right conferred by membership in relation to meetings of the Company. Evidence to the satisfaction of the Board of the authority of the person claiming to exercise the right to vote shall be deposited at the Office, or at such other place as is specified in accordance with these Articles for the deposit of instruments of proxy, at least 48 hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised and, in default, the right to vote shall not be exercisable.

64.5
In the case of equality of votes whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall not be entitled to a casting vote.

65.
No right to vote where sums overdue on shares

65.1
No member may vote at a general meeting (or any separate meeting of the holders of any class of shares), either in person or by proxy, or to exercise any other right or privilege as a member in respect of a share held by him unless:

65.1.1
all calls or other sums presently due and payable by him in respect of that share whether alone or jointly with any other person together with interest and expenses (if any) have been paid to the Company; or

65.1.2
the Board determines otherwise.

66.
Voting by Proxy

66.1
Subject to Article 66.2, an instrument appointing a proxy shall be in writing in any usual form (or in another form approved by the Board) executed under the hand of the appointor or his duly constituted attorney or, if the appointor is a corporation, under its seal or signed by a duly authorised officer or attorney or other person authorised to sign.

66.2
Subject to the Companies Acts, the Board may accept the appointment of a proxy received by electronic means on such terms and subject to such conditions as it considers fit. The appointment of a proxy received by electronic means shall not be subject to the requirements of article 66.1.

66.3
For the purposes of Articles 66.1 and 66.2, the Board may require such reasonable evidence it considers necessary to determine:

66.3.1
the identity of the member and the proxy; and

66.3.2
where the proxy is appointed by a person acting on behalf of the member, the authority of that person to make the appointment.

66.4
A member may appoint another person as his proxy to exercise all or any of his rights to attend and to speak and to vote (both on a show of hands and on a poll) on a resolution or amendment of a resolution, or on other business arising, at a meeting or meetings of the Company. Unless the contrary is stated in it, the appointment of a proxy shall be deemed to confer authority to exercise all such rights, as the proxy thinks fit.

66.5
A proxy need not be a member.

66.6
A member may appoint more than one proxy in relation to a meeting, provided that each proxy is appointed to exercise the rights attached to different shares held by the member. When two or more valid but differing appointments of proxy are delivered or received for the same share for use at the same meeting, the one which is last validly delivered or received (regardless of its date or the date of its execution) shall be treated as replacing and revoking the other or others as regards that share. If the Company is unable to determine which appointment was last validly delivered or received, none of them shall be treated as valid in respect of that share.

66.7
Delivery or receipt of an appointment of proxy does not prevent a member attending and voting in person at the meeting or an adjournment of the meeting or on a poll.

66.8
The appointment of a proxy shall (unless the contrary is stated in it) be valid for an adjournment of the meeting as well as for the meeting or meetings to which it relates. The appointment of a proxy shall be valid for 12 months from the date of execution or, in the case of an appointment of proxy delivered by electronic means, for 12 months from the date of delivery unless otherwise specified by the Board.

66.9
Subject to the Companies Acts, the Company may send a form of appointment of proxy to all or none of the persons entitled to receive notice of and to vote at a meeting. If sent, the form shall provide for three-way voting on all resolutions (other than procedural resolutions) set out in the notice of meeting.

67.
Receipt of proxy

67.1
An instrument appointing a proxy and any reasonable evidence required by the Board in accordance with Article 66.3 shall:

67.1.1
subject to Articles 67.1.3 and 67.1.4, in the case of an instrument of proxy in hard copy form, be delivered to the office, or another place in the United Kingdom specified in the notice convening the meeting or in the form of appointment of proxy or other accompanying document sent by the Company in relation to the meeting (a "proxy notification address") not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the form of appointment of proxy proposes to vote;

67.1.2
subject to Articles 67.1.3 and 67.1.4, in the case of an appointment of a proxy sent by electronic means, where the Company has given an electronic address (a "proxy notification electronic address"):

67.1.2 (a)
in the notice calling the meeting;

67.1.2 (b)
in an instrument of proxy sent out by the Company in relation to the meeting;

67.1.2 (c)
in an invitation to appoint a proxy issued by the Company in relation to the meeting; or

67.1.2 (d)
on a website maintained by or on behalf of the Company on which any information relating to the meeting is required by the Act to be kept,

be received at such proxy notification electronic address not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the form of appointment of proxy proposes to vote;

67.1.3
in the case of a poll taken more than 48 hours after it is demanded, be delivered or received at a proxy notification address or a proxy notification electronic address and not less than 24 hours before the time appointed for the holding of the adjourned meeting or the taking of the poll; or

67.1.4
in the case of a poll which is not taken at the meeting at which it is demanded but is taken 48 hours or less after it is demanded, or in the case of an adjourned meeting to be held 48 hours or less after the time fixed for holding the original meeting, be received:

67.1.4 (a)
at a proxy notification address or a proxy notification electronic address in accordance with Articles 67.1.1 or 67.1.2;

67.1.4 (b)
by the chairman of the meeting or the secretary or any director at the meeting at which the poll is demanded or, as the case may be, at the original meeting; or

67.1.4 (c)
at a proxy notification address or a proxy notification electronic address by such time as the chairman of the meeting may direct at the meeting at which the poll is demanded.

In calculating the periods in this Article, no account shall be taken of any part of a day that is not a working day.

67.2
The Board may decide, either generally or in any particular case, to treat a proxy appointment as valid notwithstanding that the appointment or any of the information required under Article 66.3 has not been received in accordance with the requirements of this article.

67.3
Subject to Article 67.2, if the proxy appointment and any of the information required under Article 66.3 is not received in the manner set out in Article 67.1, the appointee shall not be entitled to vote in respect of the shares in question.

67.4
Without limiting the foregoing, in relation to any uncertificated shares, the Board may from time to time:

67.4.1
permit appointments of a proxy by means of a communication sent in electronic form in the form of an uncertificated proxy instruction; and

67.4.2
permit supplements to, or amendments or revocations of, any such uncertificated proxy instruction by the same means.

The Board may in addition prescribe the method of determining the time at which any such uncertificated proxy instruction is to be treated as received by the Company or a participant acting on its behalf. The Board may treat any such uncertificated proxy instruction which purports to be or is expressed to be sent on behalf of a holder of a share as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that holder.

68.
Revocation of proxy

A vote given or poll demanded by a proxy shall be valid in the event of the death or mental disorder of the principal or the revocation of the instrument of proxy, or of the authority under which the instrument of proxy was executed, or the transfer of the share for which the instrument of proxy is given, unless notice in writing of such death, mental disorder, revocation or transfer shall have been received by the Company at the Office, or at such other place as has been appointed for the deposit of instruments of proxy, no later than the last time at which an appointment of a proxy should have been received in order for it to be valid for use at the meeting or on the holding of the poll at which the vote was given or the poll taken.

69.
Corporate representatives

69.1
A corporation (whether or not a company within the meaning of the Act) which is a member may, by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative (or, as the case may be, representatives) at any meeting of the Company or at any separate meeting of the holders of any class of shares.

69.2
Any person so authorised shall be entitled to exercise the same powers on behalf of the corporation (in respect of that part of the corporation's holdings to which the authority relates) as the corporation could exercise if it were an individual member.

69.3
The corporation shall for the purposes of these Articles be deemed to be present in person and at any such meeting if a person so authorised is present at it, and all references to attendance and voting in person shall be construed accordingly.

69.4
A Director, the Secretary or some person authorised for the purpose by the Secretary may require the representative to produce a certified copy of the resolution so authorising him or such other evidence of his authority reasonably satisfactory to them before permitting him to exercise his powers.

69.5
A vote given or a poll demanded by a corporate representative shall be valid notwithstanding that he is no longer authorised to represent the member unless notice of the revocation of appointment was delivered in writing to the Company at such place or address and by such time as is specified in Article 68 for the revocation of the appointment of a proxy.

70.
Failure to disclose interests in shares

70.1
If a member, or any other person appearing to be interested in shares held by that member, has been issued with a notice under section 793 of the Act (section 793 notice) and has failed in relation to any shares (default shares, which expression includes any shares issued after the date of such notice in right of those shares) to give the Company the information required by the section 793 notice within the prescribed period from the service of the notice, the following sanctions shall apply unless the Board determines otherwise:

70.1.1
the member shall not be entitled in respect of the default shares to be present or to vote (either in person or by representative or proxy) at any general meeting or at any separate meeting of the holders of any class of shares or on any poll or to exercise any other right conferred by membership in relation to any such meeting or poll; and

70.1.2
where the default shares represent at least 0.25% in nominal value of the issued shares of their class (calculated exclusive of any shares held as treasury shares):

70.1.2 (a)
any dividend or other money payable for such shares shall be withheld by the Company, which shall not have any obligation to pay interest on it, and the member shall not be entitled to elect, pursuant to Article 124, to receive shares instead of that dividend; and

70.1.2 (b)
no transfer, other than an excepted transfer, of any shares held by the member shall be registered unless the member himself is not in default of supplying the required information and the member proves to the satisfaction of the Board that no person in default of supplying such information is interested in any of the shares that are the subject of the transfer.

70.1.3
For the purposes of ensuring Article 70.1.2(b) can apply to all shares held by the member, the Company may in accordance with the uncertificated securities rules, issue a written notification to the Operator requiring conversion into certificated form of any share held by the member in uncertificated form.

70.2
Where the sanctions under Article 70.1 apply in relation to any shares, they shall cease to have effect (and any dividends withheld under Article 70.1.2 shall become payable):

70.2.1
if the shares are transferred by means of an excepted transfer but only in respect of the shares transferred; or

70.2.2
at the end of the period of seven days (or such shorter period as the Board may determine) following receipt by the Company of the information required by the section 793 notice and the Board being fully satisfied that such information is full and complete.

70.3
Where, on the basis of information obtained from a member in respect of any share held by him, the Company issues a section 793 notice to any other person, it shall at the same time send a copy of the notice to the member, but the accidental omission to do so, or the non-receipt by the member of the copy, shall not invalidate or otherwise affect the application of Article 70.1.

70.4
For the purposes of this Article:

70.4.1
a person, other than the member holding a share, shall be treated as appearing to be interested in that share if the member has informed the Company that the person is, or may be, so interested, or if the Company (after taking account of any information obtained from the member or, pursuant to a section 793 notice, from anyone else) knows or has reasonable cause to believe that the person is, or may be, so interested;

70.4.2
interested shall be construed as it is for the purpose of section 793 of the Act;

70.4.3
reference to a person having failed to give the Company the information required by a notice, or being in default as regards supplying such information, includes reference:

70.4.3 (a)
to his having failed or refused to give all of any part of it; and

70.4.3 (b)
to his having given information which he knows to be false in a material particular or having recklessly given information which is false in a material particular;

70.4.4
prescribed period means 14 days;

70.4.5
excepted transfer means, in relation to any shares held by a member:

70.4.5 (a)
a transfer by way of or pursuant to acceptance of a takeover offer for the Company (within the meaning of section 974 of the Act); or

70.4.5 (b)
a transfer in consequence of a sale made through a recognised investment exchange (as defined in section 285 of the FSMA) or any other stock exchange outside the United Kingdom on which the Company's shares are normally traded; or

70.4.5 (c)
a transfer which is shown to the satisfaction of the Board to be made in consequence of a sale of the whole of the beneficial interest in the shares to a person who is unconnected with the member and with any other person appearing to be interested in the shares.

70.5
Nothing contained in this Article shall be taken to limit the powers of the Company under section 794 of the Act.

71.
Power of sale of shares of untraced members

71.1
The Company shall be entitled to sell at the best price reasonably obtainable any share of a member, or any share to which a person is entitled by transmission, if and provided that:

71.1.1
during the period of 12 years before the date of sending of the notice referred to in Article 71.1.2 no cheque, order or warrant in respect of such share sent by the Company through the post in a pre-paid envelope addressed to the member or to the person entitled by transmission to the share, at his address on the Register or other last known address given by the member or person to which cheques, orders or warrants in respect of such share are to be sent has been cashed and the Company has received no communications in respect of such share from such member or person entitled, provided that during such period of 12 years the Company has paid at least three cash dividends (whether interim or final) and no such dividend has been claimed by the person entitled to it;

71.1.2
on or after expiry of the said period of 12 years, the Company has given notice of its intention to sell such share by sending a notice to the member or person entitled by transmission to the share at his address on the Register or other last known address given by the member or person entitled by transmission to the share and before sending such a notice to the member or other person entitled by transmission, the Company must have used reasonable efforts to trace the member or other person entitled, engaging, if considered appropriate, a professional asset reunification company or other tracing agent and/or giving notice of its intention to sell the share by advertisement in a national newspaper and in a newspaper circulating in the area of the address of the member or person entitled by transmission to the share shown in the Register;

71.1.3
during the further period of three months following the date of such notice and prior to the exercise of the power of sale the Company has not received any communication in respect of such share from the member or person entitled by transmission; and

71.1.4
the Company has given notice to the UKLA of its intention to make such sale, if shares of the class concerned are listed on the Official List or dealt in on the London Stock Exchange.

71.2
To give effect to any sale of shares under this Article, the Board may authorise some person to transfer the shares in question and may enter the name of the transferee in respect of the transferred shares in the Register even if no share certificate has been lodged for such shares and may issue a new certificate to the transferee. An instrument of transfer executed by that person shall be as effective as if it had been executed by the holder of, or the person entitled by transmission to, the shares. The buyer shall not be bound to see to the application of the purchase monies, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale. If the shares are in uncertificated form, in accordance with the uncertificated securities rules, the Board may issue a written notification to the Operator requiring the conversion of the share to certificated form.

71.3
If during the period of 12 years referred to in Article 71.1, or during any period ending on the date when all the requirements of Articles 71.1.1 to 71.1.3 have been satisfied, any additional shares have been issued in respect of those held at the beginning of, or previously so issued during, any such period and all the requirements of Articles 71.1.2 to 71.1.3 have been satisfied in regard to such additional shares, the Company shall also be entitled to sell the additional shares.

72.
Application of proceeds of sale of shares of untraced members

The Company shall account to the member or other person entitled to the share for the net proceeds of a sale under Article 71 by carrying all monies relating to such sale to a separate account. The Company shall be deemed to be a debtor to, and not a trustee for, such member or other person in respect of such monies. Monies carried to such separate account may either be employed in the business of the Company or invested in such investments as the Board may think fit. No interest shall be payable to such member or other person in respect of such monies and the Company does not have to account for any money earned on them.

73.
Number of directors

Unless otherwise determined by the Company by ordinary resolution, the number of Directors shall be at least three and not more than nine.

74.
Power of company to appoint directors

Subject to these Articles and the Companies Acts, the Company may by ordinary resolution appoint a person who is willing to act to be a Director, either to fill a vacancy or as an addition to the existing Board but the total number of Directors shall not exceed any maximum number fixed in accordance with these Articles.

75.
Power of board to appoint directors

Subject to these Articles, the Board shall have power at any time to appoint any person who is willing to act as a Director, either to fill a vacancy or as an addition to the existing Board but the total number of Directors shall not exceed any maximum number fixed in accordance with these Articles.

76.
Eligibility of new directors

76.1
No person, other than a retiring Director (by rotation or otherwise), shall be appointed or re-appointed a Director at any general meeting unless:

76.1.1
he is recommended by the Board; or

76.1.2
at least seven but not more than 42 clear days before the date appointed for the meeting the Company has received notice from a member (other than the person proposed) entitled to vote at the meeting of his intention to propose a resolution for the appointment or re-appointment of that person, stating the particulars which would, if he were so appointed or re-appointed, be required to be included in the Company's register of directors and a notice executed by that person of his willingness to be appointed or re-appointed, is lodged at the Office.

76.2
A Director need not be a member of the Company.

77.
Retirement of directors

77.1
At each annual general meeting of the Company any Director then in office:

77.1.1
who has been appointed by the Board since the previous annual general meeting in accordance with Article 75; or

77.1.2
for whom it is the third annual general meeting following the annual general meeting at which he was elected or last re-elected;

shall retire from office but shall be eligible for re-appointment.

78.
Deemed re-appointment

78.1
A Director who retires at an annual general meeting shall (unless he is removed from office or his office is vacated in accordance with these Articles) retain office until the close of the meeting at which he retires or (if earlier) when a resolution is passed at that meeting not to fill the vacancy or to elect another person in his place or the resolution to re-appoint him is put to the meeting and lost.

78.2
If the Company, at any meeting at which a Director retires in accordance with these Articles does not fill the office vacated by such Director, the retiring Director, if willing to act, shall be deemed to be re-appointed unless at that meeting a resolution is passed not to fill the vacancy or elect another person in his place or unless the resolution to re-appoint him is put to the meeting and lost.

79.
Procedure if insufficient directors appointed

79.1
If:

79.1.1
at the annual general meeting in any year any resolution or resolutions for the appointment or re-appointment of the persons eligible for appointment or re-appointment as Directors are put to the meeting and lost; and

79.1.2
at the end of that meeting the number of Directors is fewer than any minimum number of Directors required under Article 73,

all retiring Directors who stood for re-appointment at that meeting (Retiring Directors) shall be deemed to have been re-appointed as Directors and shall remain in office but the Retiring Directors may only act for the purpose of filling vacancies, convening general meetings of the Company and performing such duties as are essential to maintain the Company as a going concern, and not for any other purpose.

79.2
The Retiring Directors shall convene a general meeting as soon as reasonably practicable following the meeting referred to in Article 79.1 and they shall retire from office at that meeting. If at the end of any meeting convened under this Article the number of Directors is fewer than any minimum number of Directors required under Article 73, the provisions of this Article shall also apply to that meeting.

80.
Removal of directors

In addition to any power of removal conferred by the Companies Acts, the Company may by special resolution, or by ordinary resolution of which special notice has been given in accordance with section 312 of the Act, remove a director before the expiry of his period of office (without prejudice to a claim for damages for breach of contract or otherwise) and may (subject to these articles) by ordinary resolution appoint another person who is willing to act to be a director in his place.

81.
Vacation of office by director

81.1
Without prejudice to the provisions for retirement (by rotation or otherwise) contained in these Articles, the office of a Director shall be vacated if:

81.1.1
he resigns by notice in writing delivered to the Secretary at the Office or at an address specified by the Company for the purposes of communication by electronic means or tendered at a Board meeting;

81.1.2
he offers to resign by notice in writing delivered to the Secretary at the Office or at an address specified by the Company for the purposes of communication by electronic means or tendered at a Board meeting and the Board resolves to accept such offer;

81.1.3
he is requested to resign by all of the other Directors by notice in writing addressed to him at his address as shown in the register of Directors (without prejudice to any claim for damages which he may have for breach of any contract between him and the Company);

81.1.4
he ceases to be a Director by virtue of any provision of the Companies Acts, is removed from office pursuant to these Articles or the Act or becomes prohibited by law from being a Director;

81.1.5
he becomes bankrupt or makes an arrangement or composition with his creditors generally or is adjudged insolvent or any analogous event occurs under the laws of any jurisdiction;

81.1.6
a registered medical practitioner who is treating that person gives a written opinion to the Company stating that person has become physically or mentally incapable of acting as a director and may remain so for more than three months, or he is or has been suffering from mental or physical ill health and the Board resolves that his office be vacated; or

81.1.7
he is absent, without the permission of the Board, from Board meetings for six consecutive months and a notice is served on him personally, or at his residential address provided to the Company under section 165 of the Act signed by all the other Directors stating that he shall cease to be a Director with immediate effect (and such notice may consist of several copies each signed by one or more Directors).

81.2
If the office of a Director is vacated for any reason, he shall cease to be a member of any committee or sub-committee of the Board.

82.
Resolution as to vacancy conclusive

A resolution of the Board declaring a Director to have vacated office under the terms of Article 81 shall be conclusive as to the fact and ground of vacation stated in the resolution.

83.
No Appointment of alternate directors

No Director may appoint any person to be his alternate at any time.

84.
Directors' fees

Each of the Directors may be paid a fee at such rate as may from time to time be determined by the Board. However, the aggregate of all fees payable to the Directors (other than amounts payable under any other provision of these Articles) must not exceed £250,000 a year or such higher amount as may from time to time be decided by ordinary resolution of the Company. Any fees payable under this Article shall be distinct from any salary, remuneration or other amounts payable to a Director under any other provisions of these Articles and shall accrue from day to day.

85.
Expenses

Each Director may be paid his reasonable travelling, hotel and other expenses properly incurred by him in or about the performance of his duties as Director, including any expenses incurred in attending meetings of the Board or any committee of the Board or general meetings or separate meetings of the holders of any class of shares or debentures of the Company. Subject to the Act, the Directors shall have the power to make arrangements to provide a Director with funds to meet expenditure incurred or to be incurred by him for the purposes of the Company or for the purpose of enabling him to perform his duties as an officer of the Company or to enable him to avoid incurring any such expenditure.

86.
Additional remuneration

If by arrangement with the Board any Director shall perform or render any special duties or services outside his ordinary duties as a Director and not in his capacity as a holder of employment or executive office, he may be paid such reasonable additional remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine.

87.
Remuneration of executive Directors

The salary or remuneration of any Director appointed to hold any employment or executive office in accordance with these Articles may be either a fixed sum of money, or may altogether or in part be governed by business done or profits made or otherwise determined by the Board, and may be in addition to or instead of any fee payable to him for his services as Director under these Articles.

88.
Pensions and other benefits

88.1
The Board may exercise all the powers of the Company to provide pensions or other retirement or superannuation benefits and to provide death or disability benefits or other allowances or gratuities (whether by insurance or otherwise) for any person who is or has at any time been a Director or employee of:

88.1.1
the Company;

88.1.2
any company which is or was a holding company or a subsidiary undertaking of the Company;

88.1.3
any company which is or was allied to or associated with the Company or a subsidiary undertaking or holding company of the Company; or

88.1.4
a predecessor in business of the Company or of any holding company or subsidiary undertaking of the Company.

and, in each case, for any member of his family (including a spouse or former spouse) and any person who is or was dependent on him.

88.2
The Board may establish, maintain, subscribe and contribute to any scheme, institution, association, club, trust or fund and pay premiums and, subject to the Companies Acts, lend money or make payments to, guarantee or give an indemnity in respect of, or give any financial or other assistance in connection with any of the matters set out in Article 88.1 above. The Board may procure any of such matters to be done by the Company either alone or in conjunction with any other person. Any Director or former Director shall be entitled to receive and retain for his own benefit any pension or other benefit provided under this Article and shall not have to account for it to the Company. The receipt of any such benefit will not disqualify any person from being or becoming a Director of the Company.

89.
Powers of the board

89.1
Subject to the Companies Acts, these Articles and to any directions given by special resolution of the Company, the business of the Company will be managed by the Board, which may exercise all the powers of the Company, whether relating to the management of the business or not.

89.2
No alteration of these Articles and no such direction given by the Company shall invalidate any prior act of the Board which would have been valid if such alteration had not been made or such direction had not been given. Provisions contained elsewhere in these Articles as to any specific power of the Board shall not be deemed to limit the general powers given by this Article.

90.
Powers of Directors if less than minimum number

If the number of Directors is less than the minimum prescribed in Article 73 or decided by the Company by ordinary resolution, the remaining Director or Directors may act only for the purposes of appointing an additional Director or Directors to make up that minimum or convening a general meeting of the Company for the purpose of making such appointment. If no Director or Directors is or are able or willing to act, two members may convene a general meeting for the purpose of appointing Directors. An additional Director appointed in this way holds office (subject to these Articles) only until the dissolution of the next annual general meeting after his appointment unless he is reappointed during the annual general meeting.

91.
Powers of executive Directors

91.1
The Board or any committee authorised by the Board may:

91.1.1
delegate or entrust to and confer on any Director holding executive office (including a Chief Executive or Managing Director) such of its powers, authorities and discretions (with power to sub-delegate) for such time, on such terms and subject to such conditions as it thinks fit; and

91.1.2
revoke, withdraw, alter or vary all or any of such powers.

92.
Delegation to committees

92.1
The Board may delegate any of its powers, authorities and discretions (with power to sub-delegate) for such time on such terms and subject to such conditions as it thinks fit to any committee consisting of one or more Directors and (if thought fit) one or more other persons provided that:

92.1.1
a majority of the members of a committee shall be Directors; and

92.1.2
no resolution of a committee shall be effective unless a majority of those present when it is passed are Directors.

92.2
The Board may confer such powers either collaterally with, or to the exclusion of and in substitution for, all or any of the powers of the Board in that respect and may revoke, withdraw, alter or vary any such powers and discharge any such committee in whole or in part. Insofar as any power, authority or discretion is so delegated, any reference in these Articles to the exercise by the Board of such power, authority or discretion shall be construed as if it were a reference to the exercise of such power, authority or discretion by such committee.

93.
Local management

93.1
The Board may establish any local or divisional boards or agencies for managing any of the affairs of the Company in any specified locality, either in the United Kingdom or elsewhere, and appoint any persons to be members of such local or divisional board, or any managers or agents, and may fix their remuneration.

93.2
The Board may delegate to any local or divisional board, manager or agent so appointed any of its powers, authorities and discretions (with power to sub-delegate) and may authorise the members of any such local or divisional board, or any of them, to fill any vacancies and to act notwithstanding vacancies. Any such appointment or delegation under this Article may be made, on such terms and conditions as the Board may think fit. The Board may confer such powers either collaterally with, or to the exclusion of and in substitution for, all or any of the powers of the Board in that respect and may revoke, withdraw, alter or vary all or any of such powers.

93.3
Subject to any terms and conditions expressly imposed by the Board, the proceedings of any local or divisional board or agency with two or more members shall be governed by such of these Articles as regulate the proceedings of the Board, so far as they are capable of applying.

94.
Power of attorney

The Board may, by power of attorney or otherwise, appoint any person or persons to be the agent or attorney of the Company and may delegate to any such person or persons any of its powers, authorities and discretions (with power to sub-delegate), in each case for such purposes and for such time, on such terms (including as to remuneration) and conditions as it thinks fit. The Board may confer such powers either collaterally with, or to the exclusion of and in substitution for, all or any of the powers of the Board in that respect and may revoke, withdraw, alter or vary any of such powers.

95.
Exercise of voting power

The Board may exercise or cause to be exercised the voting power conferred by the shares in any other company held or owned by the Company, or any power of appointment to be exercised by the Company, in such manner as it thinks fit (including the exercise of the voting power or power of appointment in favour of the appointment of any Director as a director or other officer or employee of such company or in favour of the payment of remuneration to the directors, officers or employees of such company).

96.
Provision for employees on cessation of business

The Board may, by resolution, sanction the exercise of the power to make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiary undertakings, in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the Company or that subsidiary undertaking, but any such resolution shall not be sufficient for payments to or for the benefit of directors, former directors or shadow directors.

97.
Overseas registers

Subject to the Companies Acts, the Company may keep an overseas, local or other register and the Board may make and vary such regulations as it thinks fit respecting the keeping of any such register.

98.
Borrowing powers

98.1
Subject to these Articles and the Companies Acts, the Board may exercise all the powers of the Company to:

98.1.1
borrow money;

98.1.2
indemnify and guarantee;

98.1.3
mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company;

98.1.4
create and issue debentures and other securities; and

98.1.5
give security either outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

99.
Board meetings

99.1
The Board can decide when and where to have meetings and how they will be conducted. They may also adjourn meetings.

99.2
A Board meeting can be called by any Director. The Secretary must call a Board meeting if asked to do so by a Director.

100.
Notice of board meetings

100.1
Notice of a Board meeting shall be deemed to be duly given to a Director if it is given to him personally or by word of mouth or given in writing or by electronic means to him at his last known address or any other address given by him to the Company for that purpose.

100.2
A Director may waive the requirement that notice be given to him of any Board meeting, either prospectively or retrospectively and any retrospective waiver shall not affect the validity of the meeting or of any business conducted at the meeting.

100.3
It shall not be necessary to give notice of a Board meeting to a Director who is absent from the United Kingdom unless he has asked the Board in writing that notices of Board meetings shall during his absence be given to him at any address in the United Kingdom notified to the Company for this purpose, but he shall not, in such event, be entitled to a longer period of notice than if he had been present in the United Kingdom at that address.

101.
Quorum

101.1
The quorum necessary for the transaction of business may be determined by the Board and until otherwise determined shall be two persons, each being a Director. A duly convened meeting of the Board at which a quorum is present shall be competent to exercise all or any of the authorities, powers, and discretions for the time being vested in or exercisable by the Board.

101.2
If a Director ceases to be a director at a Board meeting, he can continue to be present and to act as a director and be counted in the quorum until the end of the meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

102.
Chairman

102.1
The Board may appoint one or more of its body as chairman or joint chairman and one or more of its body as deputy chairman of its meetings and may determine the period for which he is or they are to hold office and may at any time remove him or them from office.

102.2
If no such chairman or deputy chairman is elected, or if at any meeting neither a chairman nor a deputy chairman is present within ten minutes of the time appointed for holding the same, the Directors present shall choose one of their number to be chairman of such meeting. In the event two or more joint Chairmen or, in the absence of a chairman, two or more deputy chairmen being present, the joint chairman or deputy chairman to act as chairman of the meeting shall be decided by those Directors present.

103.
Voting

Questions arising at any Board meeting shall be determined by a majority of votes. In the case of an equality of votes the chairman of that meeting shall have a second or casting vote (unless he is not entitled to vote on the resolution in question).

104.
Participation by telephone or other form of communication

104.1
Any Director may validly participate in a meeting of the Board or a committee of the Board through the medium of conference telephone or any other form of communications equipment (whether in use when these Articles are adopted or developed subsequently), provided that all persons participating in the meeting are able to hear and speak to each other throughout such meeting.

104.2
A person so participating by telephone or other communication shall be deemed to be present in person at the meeting and shall be counted in a quorum and entitled to vote. Such a meeting shall be deemed to take place where the largest group of those participating is assembled or, if there is no group which is larger than any other group, where the chairman of the meeting then is.

104.3
A resolution passed at any meeting held in the above manner, and signed by the chairman of the meeting, shall be as valid and effectual as if it had been passed at a meeting of the Board (or committee, as the case may be) duly convened and held.

105.
Resolution in writing

105.1
A resolution in writing signed or confirmed electronically by all the Directors for the time being entitled to receive notice of a Board meeting and to vote on the resolution and not being less than a quorum (or by all the members of a committee of the Board for the time being entitled to receive notice of such committee meeting and to vote on the resolution and not being less than a quorum of that committee), shall be as valid and effective for all purposes as a resolution duly passed at a meeting of the Board (or committee, as the case may be).

105.2
Such a resolution may consist of several documents or electronic communications in the same form each signed or authenticated by one or more of the Directors or members of the relevant committee.

106.
Proceedings of committees

All committees of the Board shall, in the exercise of the powers delegated to them and in the transaction of business, conform with any mode of proceedings and regulations which the Board may prescribe and subject to this shall be governed by such of these Articles as regulate the proceedings of the Board as are capable of applying.

107.
Minutes of proceedings

107.1
The Board shall keep minutes of all shareholder meetings, all Board meetings and meetings of committees of the Board. The minutes must include the names of the Directors present.

107.2
Any such minutes, if purporting to be signed by the chairman of the meeting at which the proceedings were held or by the chairman of the next meeting or the Secretary, shall be evidence of the matters stated in such minutes without any further proof.

108.
Validity of proceedings

All acts done by a meeting of the Board, or of a committee of the Board, or by any person acting as a Director, or member of a committee shall be valid even if it is discovered afterwards that there was some defect in the appointment of any person or persons acting, or that they or any of them were or was disqualified from holding office or not entitled to vote, or had in any way vacated their or his office.

109.
Transactions or other arrangements with the company

109.1
Subject to the Companies Acts and provided he has declared the nature and extent of his interest in accordance with the requirements of the Companies Acts, a Director who is in any way, whether directly or indirectly, interested in an existing or proposed transaction or arrangement with the Company may:

109.1.1
be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise (directly or indirectly) interested;

109.1.2
act by himself or through his firm in a professional capacity for the Company (otherwise than as auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a Director;

109.1.3
be or become a director or other officer of, or employed by, or a party to a transaction or arrangement with, or otherwise interested in, any body corporate in which the Company is otherwise (directly or indirectly) interested; and

109.1.4
hold any office or place of profit with the Company (except as auditor) in conjunction with his office of Director for such period and upon such terms, including as to remuneration as the Board may decide.

109.2
A Director shall not, save as he may otherwise agree, be accountable to the Company for any benefit which he derives from any such contract, transaction or arrangement or from any such office or employment or from any interest in any such body corporate and no such contract, transaction or arrangement shall be liable to be avoided on the grounds of any such interest or benefit nor shall the receipt of any such remuneration or other benefit constitute a breach of his duty under section 176 of the Act.

110.
Authorisation of Directors' conflicts of interest

110.1
The Board may, in accordance with the requirements set out in this Article, authorise any matter or situation proposed to them by any Director which would, if not authorised, involve a Director (an Interested Director) breaching his duty under the Act to avoid conflicts of interest.

110.2
A Director seeking authorisation in respect of a conflict of interest shall declare to the Board the nature and extent of his interest in a conflict of interest as soon as is reasonably practicable. The Director shall provide the Board with such details of the matter as are necessary for the Board to decide how to address the conflict of interest together with such additional information as may be requested by the Board.

110.3
Any authorisation under this article will be effective only if:

110.3.1
to the extent permitted by the Act, the matter in question shall have been proposed by any Director for consideration in the same way that any other matter may be proposed to the Directors under the provisions of these Articles;

110.3.2
any requirement as to the quorum for consideration of the relevant matter is met without counting the Interested Director and any other interested Director; and

110.3.3
the matter is agreed to without the Interested Director voting or would be agreed to if the Interested Director's and any other interested Director's vote is not counted.

110.4
Any authorisation of a conflict of interest under this Article must be recorded in writing (but the authority shall be effective whether or not the terms are so recorded) and may (whether at the time of giving the authorisation or subsequently):

110.4.1
extend to any actual or potential conflict of interest which may reasonably be expected to arise out of the matter or situation so authorised;

110.4.2
provide that the Interested Director be excluded from the receipt of documents and information and the participation in discussions (whether at meetings of the Directors or otherwise) related to the conflict of interest;

110.4.3
impose upon the Interested Director such other terms for the purposes of dealing with the conflict of interest as the Directors think fit;

110.4.4
provide that, where the Interested Director obtains, or has obtained (through his involvement in the conflict of interest and otherwise than through his position as a Director) information that is confidential to a third party, he will not be obliged to disclose that information to the Company, or to use it in relation to the Company's affairs where to do so would amount to a breach of that confidence; and

110.4.5
permit the Interested Director to absent himself from the discussion of matters relating to the conflict of interest at any meeting of the Directors and be excused from reviewing papers prepared by, or for, the Directors to the extent they relate to such matters.

110.5
Where the Directors authorise a conflict of interest, the Interested Director will be obliged to conduct himself in accordance with any terms and conditions imposed by the Directors in relation to the conflict of interest.

110.6
The Directors may revoke or vary such authorisation at any time, but this will not affect anything done by the Interested Director, prior to such revocation or variation, in accordance with the terms of such authorisation.

110.7
A Director is not required, by reason of being a Director (or because of the fiduciary relationship established by reason of being a director), to account to the Company for any remuneration, profit or other benefit which he derives from or in connection with a relationship involving a conflict of interest which has been authorised by the directors or by the Company in general meeting (subject in each case to any terms, limits or conditions attaching to that authorisation) and no contract shall be liable to be avoided on such grounds.

111.
Directors' permitted interests

111.1
A Director cannot vote or be counted in the quorum on any resolution relating to any transaction or arrangement with the Company in which he has an interest and which may reasonably be regarded as likely to give rise to a conflict of interest but can vote (and be counted in the quorum) on the following:

111.1.1
giving him any security, guarantee or indemnity for any money or any liability which he, or any other person, has lent or obligations he or any other person has undertaken at the request, or for the benefit, of the Company or any of its subsidiary undertakings;

111.1.2
giving any security, guarantee or indemnity to any other person for a debt or obligation which is owed by the Company or any of its subsidiary undertakings, to that other person if the Director has taken responsibility for some or all of that debt or obligation. The Director can take this responsibility by giving a guarantee, indemnity or security;

111.1.3
a proposal or contract relating to an offer of any shares or debentures or other securities for subscription or purchase by the Company or any of its subsidiary undertakings, if the Director takes part because he is a holder of shares, debentures or other securities, or if he takes part in the underwriting or sub-underwriting of the offer;

111.1.4
any arrangement for the benefit of employees of the Company or any of its subsidiary undertakings which only gives him benefits which are also generally given to employees to whom the arrangement relates;

111.1.5
any arrangement involving any other company if the Director (together with any person connected with the Director) has an interest of any kind in that company (including an interest by holding any position in that company or by being a shareholder of that company). This does not apply if he knows that he has a Relevant Interest.

111.1.6
a contract relating to insurance which the Company can buy or renew for the benefit of the Directors or a group of people which includes Directors; and

111.1.7
a contract relating to a pension, superannuation or similar scheme or a retirement, death, disability benefits scheme or employees' share scheme which gives the Director benefits which are also generally given to the employees to whom the scheme relates.

111.2
A Director cannot vote or be counted in the quorum on a resolution relating to his own appointment or the settlement or variation of the terms of his appointment to an office or place of profit with the Company or any other company in which the Company has an interest.

111.3
Where the Directors are considering proposals about the appointment, or the settlement or variation of the terms or the termination of the appointment of two or more Directors to other offices or places of profit with the Company or any company in which the Company has an interest, a separate resolution may be put in relation to each Director and in that case each of the Directors concerned shall be entitled to vote and be counted in the quorum in respect of each resolution unless it concerns his own appointment or the settlement or variation of the terms or the termination of his own appointment or the appointment of another director to an office or place of profit with a company in which the Company has an interest and the Director seeking to vote or be counted in the quorum has a Relevant Interest in it.

111.4
A company shall be deemed to be one in which the Director has a Relevant Interest if and so long as (but only if and so long as) he is to his knowledge (either directly or indirectly) the holder of or beneficially interested in one per cent or more of any class of the equity share capital of that company (calculated exclusive of any shares of that class in that company held as treasury shares) or of the voting rights available to members of that company. Where a company in which a Director has Relevant Interest is interested in a contract, he also shall be deemed interested in that contract.

111.5
If a question arises at a Board meeting about whether a Director (other than the chairman of the meeting) has an interest which is likely to give rise to a conflict of interest, or whether he can vote or be counted in the quorum, and the Director does not agree to abstain from voting on the issue or not to be counted in the quorum, the question must be referred to the chairman of the meeting. The chairman's ruling about the relevant Director is final and conclusive, unless the nature and extent of the Director's interests have not been fairly disclosed to the Directors. If the question arises about the chairman of the meeting, the question must be directed to the Directors. The chairman cannot vote on the question but can be counted in the quorum. The Directors' resolution about the chairman is final and conclusive, unless the nature and extent of the chairman's interests have not been fairly disclosed to the Directors.

112.
General

For the purposes of Articles 109 to 111 inclusive:

112.1
An interest of a person who is connected (which word shall have the meaning given to it by section 252 of the Act) with a Director shall be treated as an interest of the Director.

112.2
A contract includes references to any proposed contract and to any transaction or arrangement or proposed transaction or arrangement whether or not consulting a contract.

112.3
A conflict of interest includes a conflict of interest and duty and a conflict of duties.

112.4
Subject to the Companies Acts, the Company may by ordinary resolution suspend or relax the provisions of Articles 109 to 111 to any extent or ratify any contract not properly authorised by reason of a contravention of any of the provisions of Articles 109 to 111.

113.
Power to authenticate documents

Any Director, the Secretary or any person appointed by the Board for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolution passed by the Company or the Board or any committee, and any books, records, documents and accounts relating to the business of the Company, and to certify copies or extracts as true copies or extracts. Where any books, records, documents or accounts are not at the Office, the local manager or other officer of the Company who has their custody shall be deemed to be a person appointed by the Board for this purpose. A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting, of the Company or the Board or any committee which is so certified shall be conclusive evidence in favour of all persons dealing with the Company that such resolution has been duly passed or, as the case may be, that any minute so extracted is a true and accurate record of proceedings at a duly constituted meeting.

114.
Use of seals

114.1
The Board shall provide for the safe custody of the Seal. A Seal shall not be used without the authority of the Board or of a committee of the Board so authorised.

114.2
Subject as otherwise provided in these Articles, every document which is sealed using the Seal must be signed by at least one authorised person in the presence of a witness who attests the signature. An authorised person for this purpose is any Director, the Secretary or any other person authorised by the Directors for the purpose of signing documents to which the Seal is applied.

114.3
The Seal shall be used only for sealing securities issued by the Company and documents creating or evidencing securities so issued. Any such securities or documents sealed with the Seal shall not require to be signed unless the Board decides otherwise or the law otherwise requires.

114.4
The Board may decide who will sign an instrument to which a Seal is affixed (or in the case of a share certificate, on which the Seal may be printed) either generally or in relation to a particular instrument or type of instrument and may also determine either generally or in a particular case that a signature may be dispensed with or affixed by mechanical means.

115.
Declaration of dividends

Subject to the Act and these Articles, the Company may by ordinary resolution declare dividends to be paid to members according to their respective rights and interests in the profits of the Company. However, no dividend shall exceed the amount recommended by the Board.

116.
Interim dividends

Subject to the Act, the Board may declare and pay such interim dividends (including any dividend at a fixed rate) as appears to the Board to be justified by the profits of the Company available for distribution. If the Board acts in good faith, it shall not incur any liability to the holders of shares for any loss that they may suffer by the lawful payment of any interim dividend on any other class of shares ranking with or after those shares.

117.
Calculation and currency of dividends

117.1
Except as provided otherwise by the rights attached to shares, all dividends:

117.1.1
shall be declared and paid accordingly to the amounts paid up (otherwise than in advance of calls) on the shares on which the dividend is paid;

117.1.2
shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid, but if any share is issued on terms that it shall rank for dividend as from a particular date, it shall rank for dividend accordingly; and

117.1.3
may be declared or paid in any currency. The Board may decide the rate of exchange for any currency conversions that may be required and how any costs involved are to be met.

118.
Amounts due on shares can be deducted from dividends

The Board may deduct from any dividend or other money payable to any person on or in respect of a share all such sums as may be due from him to the Company on account of calls or otherwise in relation to the shares of the Company. Sums so deducted can be used to pay amounts owing to the Company in respect of the shares.

119.
Dividends not in cash

119.1
The Board may, by ordinary resolution of the Company direct, or in the case of an interim dividend may without the authority of an ordinary resolution direct, that payment of any dividend declared may be satisfied wholly or partly by the distribution of assets, and in particular of paid up shares or debentures of any other company, or in any one or more of such ways. Where any difficulty arises regarding such distribution, the Board may settle it as it thinks fit. In particular, the Board may:

119.1.1
issue fractional certificates (or ignore fractions);

119.1.2
fix the value for distribution of such assets or any part of them and determine that cash payments may be made to any members on the footing of the values so fixed, in order to adjust the rights of members; and

119.1.3
vest any such assets in trustees on trust for the person entitled to the dividend.

120.
No interest on dividends

Unless otherwise provided by the rights attached to the share, no dividend or other monies payable by the Company or in respect of a share shall bear interest as against the Company.

121.
Method of payment

121.1
The Company may pay any dividend, interest or other sum payable in respect of a share in cash or by direct debit, bank transfer, cheque, dividend warrant, or money order or by any other method, including by electronic means, as the Board may consider appropriate. For uncertificated shares, any payment may be made by means of the relevant system (subject always to the facilities and requirements of the relevant system) and such payment may be made by the Company or any person on its behalf by sending an instruction to the operator of the relevant system to credit the cash memorandum account of the holder or joint holders of such shares or, if permitted by the Company, of such person as the holder or joint holders may in writing direct.

121.2
The Company may send such payment by post or other delivery service (or by such means offered by the Company as the member or person entitled to it may agree in writing) to the registered address of the member or person entitled to it (or, if two or more persons are holders of the share or are jointly entitled to it because of the death or bankruptcy of the member or otherwise by operation of law, to the registered address of such of those persons as is first named in the Register) or to such person and such address as such member or person may direct in writing.

121.3
Every cheque, warrant, order or other form of payment is sent at the risk of the person entitled to the money represented by it, shall be made payable to the person or persons entitled, or to such other person as the person or persons entitled may direct in writing. Payment of the cheque, warrant, order or other form of payment (including transmission of funds through a bank transfer or other funds transfer system or by such other electronic means as permitted by these Articles or in accordance with the facilities and requirements of the relevant system concerned) shall be good discharge to the Company. If any such cheque, warrant, order or other form of payment has or shall be alleged to have been lost, stolen or destroyed the Company shall not be responsible.

121.4
Any joint holder or other person jointly entitled to a share may give an effective receipt for any dividend or other monies payable in respect of such share.

121.5
If a holder (or joint holder) does not specify an address, or does not specify an account or such other details and in each case that information is necessary in order to make a payment of a dividend, interest or other sum by the means by which in accordance with this Article the Board have decided that a payment is to be made or by which the holder (or joint holder) has validly elected to receive payment or the payment cannot be made by the Company using the details provided by the holder (or joint holders), the dividend, interest or other sum shall be treated as unclaimed for the purposes of these Articles.

121.6
The Board may, at its discretion, make provisions to enable any member as the Board shall determine to receive duly declared dividends in a currency or currencies other than sterling. For the purposes of the calculation of the amount receivable in respect of any dividend, the rate of exchange to be used to determine the foreign currency equivalent of any sum payable as a dividend shall be such rate or rates and the payment shall be on such terms and conditions as the Board may in its absolute discretion determine.

122.
Uncashed dividends

If cheques, warrants or orders for dividends or other sums payable in respect of a share sent by the Company to the person entitled to them are returned to the Company or left uncashed on two consecutive occasions or, following one occasion, reasonable enquires have failed to establish any new address to be used for the purpose, the Company does not have to send any dividends or other monies payable in respect of that share due to that person until he notifies the Company of an address to be used for the purpose.

123.
Unclaimed dividends

All dividends, interest or other sums payable and unclaimed for 12 months after having become payable may be invested or otherwise made use of by the Board for the benefit of the Company until claimed. The Company shall not be a trustee in respect of such unclaimed dividends and will not be liable to pay interest on it. All dividends that remain unclaimed for 12 years after they were first declared or became due for payment shall (if the Board so resolves) be forfeited and shall cease to remain owing by the Company.

124.
Scrip dividends

124.1
Subject to the Act, the Board may, by ordinary resolution of the Company and subject to such terms and conditions as the Board may determine, offer to any holders of ordinary shares (excluding any member holding shares as treasury shares) the right to elect to receive ordinary shares, credited as fully paid, instead of cash in respect of the whole (or some part, to be determined by the Board) of any dividend specified by the ordinary resolution. The following provisions shall apply:

124.1.1
the said resolution may specify a particular dividend, or may specify all or any dividends declared within a specified period or periods but such period may not end later than the third anniversary of the date of the meeting at which the ordinary resolution is passed;

124.1.2
the entitlement of each holder of ordinary shares to new ordinary shares shall be such that the relevant value of the entitlement shall be as nearly as possible equal to (but not greater than) the cash amount (disregarding any tax credit) of the dividend that such holder would have received by way of dividend. For this purpose relevant value shall be calculated by reference to the average of the middle market quotations for the ordinary shares on the London Stock Exchange as derived from the Daily Official List (or any other publication of a recognised investment exchange showing quotations for the Company's ordinary shares), for the day on which the ordinary shares are first quoted "ex" the relevant dividend and the four subsequent dealing days, or in such other manner as the Board may determine on such basis as it considers to be fair and reasonable. A certificate or report by the Company's auditors as to the amount of the relevant value in respect of any dividend shall be conclusive evidence of that amount;

124.1.3
no fractions of a share shall be allotted. The Board may make such provisions as it thinks fit for any fractional entitlements including provisions where, in whole or in part, the benefit accrues to the Company and/or under which fractional entitlements are accrued and/or retained and in each case accumulated on behalf of any member and such accruals or retentions are applied to the allotment by way of bonus to or cash subscription on behalf of any member of fully paid ordinary shares and/or provisions where cash payments may be made to members in respect of their fractional entitlements;

124.1.4
the Board shall, after determining the basis of allotment, notify the holders of ordinary shares in writing of the right of election offered to them, and specify the procedure to be followed and place at which, and the latest time by which, elections must be lodged in order to be effective. No such notice need to be given to holders of ordinary shares who have previously given election mandates in accordance with this article and whose mandates have not been revoked. The accidental omission to give notice of any right of election to, or the non-receipt (even if the Company becomes aware of such non-receipt) of any such notice by, any holder of ordinary shares entitled to the same shall neither invalidate any offer of an election nor give rise to any claim, suit or action;

124.1.5
the Board shall not proceed with any election unless the Company has sufficient reserves or funds that may be capitalised, and the Board has authority to allot sufficient shares, to give effect to it after the basis of the allotment is determined;

124.1.6
the Board may exclude from any offer or make other arrangements in relation to any holders of ordinary shares where the Board considers that the making of the offer to them or in respect of such shares would or might involve the contravention of the laws of any territory or that for any other reason the offer should not be made to them or in respect of such shares;

124.1.7
the Board may establish or vary a procedure for election mandates in respect of future rights of election and may determine that every duly effected election in respect of any ordinary shares shall be binding on every successor in title to the holder;

124.1.8
the dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable on ordinary shares in respect of which an election has been duly made (elected ordinary shares) and instead additional ordinary shares shall be allotted to the holders of the elected ordinary shares on the basis of allotment determined as stated above. For such purpose the Board may capitalise, out of any amount for the time being standing to the credit of any reserve or fund (including any share premium account or capital redemption reserve) or of any of the profits which could otherwise have been applied in paying dividends in cash as the Board may determine, a sum equal to the aggregate nominal amount of the additional ordinary shares to be allotted on such basis and apply it in paying up in full the appropriate number of unissued ordinary shares for allotment and distribution to the holders of the elected ordinary shares on such basis. The Board may do all acts and things considered necessary or expedient to give effect to any such capitalisation;

124.1.9
the Board may decide how any costs relating to the new shares available in place of a cash dividend will be met, including to deduct an amount from the entitlement of a holder of ordinary shares under this Article;

124.1.10
the additional ordinary shares so allotted shall rank pari passu in all respects with each other and with the fully paid ordinary shares in issue on the record date for the dividend in respect of which the right of election has been offered, except that they will not rank for any dividend or other distribution or other entitlement which has been declared, paid or made by reference to such record date; and

124.1.11
the Board may terminate, suspend, or amend any offer of the right to elect to receive ordinary shares in lieu of any cash dividend at any time and generally may implement any scrip dividend scheme on such terms and conditions as the Board may determine and take such other action as the Board may deem necessary or desirable in respect of any such scheme.

125.
Capitalisation of reserves

125.1
The Board may, with the authority of an ordinary resolution of the Company:

125.1.1
subject as provided in this Article, resolve to capitalise any undivided profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of any reserve or fund of the Company which is available for distribution or standing to the credit of the share premium account or capital redemption reserve or other undistributable reserve;

125.1.2
appropriate the sum resolved to be capitalised to the members in proportion to the nominal amounts of the shares (whether or not fully paid) held by them respectively which would entitle them to participate in a distribution of that sum if the shares were fully paid and the sum were then distributable and were distributed by way of dividend and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to that sum, and allot the shares or debentures credited as fully paid to those members or as they may direct, in those proportions, or partly in one way and partly in the other, provided that:

125.1.2 (a)
the share premium account, the capital redemption reserve, any other undistributable reserve and any profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up in full shares to be allotted to members credited as fully paid;

125.1.2 (b)
the Company will also be entitled to participate in the relevant distribution in relation to any shares of the relevant class held by it as treasury shares and the proportionate entitlement of the relevant class of members to the distribution will be calculated accordingly; and

125.1.2 (c)
in a case where any sum is applied in paying amounts for the time being unpaid on any shares of the Company or in paying up in full debentures of the Company, the amount of the net assets of the Company at that time is not less than the aggregate of the called-up share capital of the Company and its undistributable reserves as shown in the latest audited accounts of the Company or such other accounts as may be relevant and would not be reduced below that aggregate by the payment of it;

125.1.3
resolve that any shares so allotted to any member in respect of a holding by him of any partly paid shares shall, so long as such shares remain partly paid, rank for dividends only to the extent that such partly paid shares rank for dividends;

125.1.4
make such provision by the issue of fractional certificates (or by ignoring fractions or by accruing the benefit of it to the Company rather than to the members concerned) or by payment in cash or otherwise as it thinks fit in the case of shares or debentures becoming distributable in fractions;

125.1.5
authorise any person to enter on behalf of such members concerned into an agreement with the Company providing for either:

125.1.5 (a)
the allotment to them respectively, credited as fully paid up, of any shares or debentures to which they may be entitled on such capitalisation; or

125.1.5 (b)
the payment up by the Company on behalf of such members by the application of their respective proportions of the reserves or profits resolved to be capitalised, of the amounts or any part of the amounts remaining unpaid on their existing shares,

(any agreement made under such authority being effective and binding on all such members); and

125.1.6
generally do all acts and things required to give effect to such resolution.

126.
Record dates

126.1
Notwithstanding any other provision of these Articles but without prejudice to the rights attached to any shares and subject always to the Act, the Company or the Board may by resolution specify any date (record date) as the date at the close of business (or such other time as the Board may determine) on which persons registered as the holders of shares or other securities shall be entitled to receipt of any dividend, distribution, interest, allotment, issue, notice, information, document or circular. Such record date may be before, on or after the date on which the dividend, distribution, interest, allotment, issue, notice, information, document or circular is declared, made, paid, given, or served.

126.2
In the absence of a record date being fixed, entitlement to any dividend, distribution, interest, allotment, issue, notice, information, document or circular shall be determined by reference to the date on which the dividend is declared, the distribution allotment or issue is made or the notice, information, document or circular made, given or served.

127.
Inspection of records

No member (other than a Director) shall have any right to inspect any accounting record or other document of the Company unless he is authorised to do so by law, by order of a court of competent jurisdiction, by the Board or by ordinary resolution of the Company.

128.
Account to be sent to members

128.1
In respect of each financial year, a copy of the Company's annual accounts, the strategic report, the Directors' report, the Directors' remuneration report, the auditor's report on those accounts and on the auditable part of the Directors' remuneration report shall be sent or supplied to:

128.1.1
every member (whether or not entitled to receive notices of general meetings);

128.1.2
every holder of debentures (whether or not entitled to receive notice of general meetings);

128.1.3
every other person who is entitled to receive notice of general meetings;

not less than 21 clear days before the date of the meeting at which copies of those documents are to be laid in accordance with the Act.

128.2
This Article does not require copies of the documents to which it applies to be sent or supplied to:

128.2.1
a member or holder of debentures of whose address the Company is unaware; or

128.2.2
more than one of the joint holders of shares or debentures.

128.3
The Board may determine that persons entitled to receive a copy of the Company's annual accounts, the strategic report, the Directors' report, the Directors' remuneration report, the auditor's report on those accounts and on the auditable part of the Directors' remuneration report are those persons entered on the Register at the close of business on a day determined by the Board, provided that the day determined by the Board may not be more than 21 days before the day that the relevant copies are being sent.

128.4
Where permitted by the Act, a strategic report with supplementary material in the form and containing the information prescribed by the Act may be sent or supplied to a person so electing in place of the documents required to be sent or supplied by Article 128.1.

129.
Service of Notices

129.1
The Company can send, deliver or serve any notice or other document, including a share certificate, to or on a member:

129.1.1
personally;

129.1.2
by sending it through the postal system addressed to the member at his registered address or by leaving it at that address addressed to the member;

129.1.3
through a relevant system, where the notice or document relates to uncertificated shares;

129.1.4
where appropriate, by sending or supplying it in electronic form to an address notified by the member to the Company for that purpose;

129.1.5
where appropriate, by making it available on a website and notifying the member of its availability in accordance with this Article; or

129.1.6
by any other means authorised in writing by the member.

129.2
In the case of joint holders of a share:

129.2.1
service, sending or supply of any notice, document or other information on or to one of the joint holders shall for all purposes be deemed a sufficient service on, sending or supplying to all the joint holders; and

129.2.2
anything to be agreed or specified in relation to any notice, document or other information to be served on, sent or supplied to them may be agreed or specified by any one of the joint holders and the agreement or specification of the first named in the Register shall be accepted to the exclusion of that of the other joint holders.

129.3
Where a member (or, in the case of a joint holders, the person first named in the Register) has a registered address outside the United Kingdom but has notified the Company of an address within the United Kingdom at which notices, documents or other information may be given to him or has given to the Company an address for the purposes of communications by electronic means at which notices, documents or other information may be served, sent or supplied to him, he shall be entitled to have notices served, sent or supplied to him at such address or, where applicable, the Company may make them available on a website and notify the holder of that address. Otherwise no such member shall be entitled to receive any notice, document or other information from the Company.

129.4
If on three consecutive occasions any notice, document or other information has been sent to any member at his registered address or his address for the service of notices (by electronic means or otherwise) but has been returned undelivered, such member shall not be entitled to receive notices, documents or other information from the Company until he shall have communicated with the Company and supplied in writing a new registered address or address within the United Kingdom for the service of notices or has informed the Company of an address for the service of notices and the sending or supply of documents and other information in electronic form. For these purposes, any notice, document or other information served, sent or supplied by post shall be treated as returned undelivered if the notice, document or other information is served, sent or supplied back to the Company (or its agents) and a notice, document or other information served, sent or supplied in electronic form shall be treated as returned undelivered if the Company (or its agents) receives notification that the notice, document or other information was not delivered to the address to which it was served, sent or supplied.

129.5
The Company may at any time and in its sole discretion choose to serve, send or supply notices, documents or other information in hard copy form alone to some or all of the members.

130.
Notice on person entitled by transmission

The Company may give notice to the person entitled to a share because of the death or bankruptcy of a member or otherwise by operation of law, by sending or delivering it in any manner authorised by these Articles for the giving of notice to a member, addressed to that person by name, or by the title of representative of the deceased or trustee of the bankrupt or representative by operation of law or by any like description, at the address (if any) within the United Kingdom supplied for the purpose by the person claimed to be so entitled or to which notices may be sent in electronic form. Until such an address has been so supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy or operation of law had not occurred.

131.
Record date for service

Any notice, document or other information may be served, sent or supplied by the Company by reference to the register as it stands at any time not more than 15 days before the date of service, sending or supplying. No change in the register after that time shall invalidate that service, sending or supply. Where any notice, document or other information is served on, sent or supplied to any person in respect of a share in accordance with these Articles, no person deriving any title or interest in that share shall be entitled to any further service, sending or supplying of that notice, document or other information.

132.
Evidence of service

132.1
Any notice, document or other information, addressed to a member at his registered address or address for service in the United Kingdom shall, if served, sent or supplied by first class post or special delivery post, be deemed to have been served or delivered on the day after the day when it was put in the post (or, where second class post is employed, on the second day after the day when it was put in the post). Proof that an envelope containing the notice, document or other information was properly addressed and put into the post as a prepaid letter shall be conclusive evidence that the notice was given.

132.2
Any notice, document or other information, addressed to a member at his registered address or address for service outside the United Kingdom, or sent to a member from an address in another country to an address outside that country (including without limitation an address in the United Kingdom), shall, if served, sent or supplied by airmail, be deemed to have been served or delivered on the third day after the day when it was put in the post. Proof that an envelope containing the notice, document or other information was properly addressed and put into the post as a prepaid letter shall be conclusive evidence that the notice was given.

132.3
Any notice, document or other information not served, sent or supplied by post but delivered or left at a registered address or address for service in the United Kingdom (other than an address for the purposes of communications by electronic means) shall be deemed to have been served or delivered on the day on which it was so delivered or left.

132.4
Any notice, document or other information, if served, sent or supplied by electronic means shall be deemed to have been received on the day on which the electronic communication was sent by or on behalf of the Company notwithstanding that the Company subsequently sends a hard copy of such notice, document or other information by post. Any notice, document or other information made available on a website shall be deemed to have been received on the day on which the notice, document or other information was first made available on the website or, if later, when a notice of availability is received or deemed to have been received pursuant to this Article. Proof that the notice, document or other information was properly addressed shall be conclusive evidence that the notice by electronic means was given.

132.5
Any notice, document or other information served, sent or supplied by the Company by means of a relevant system shall be deemed to have been received when the Company or any sponsoring system-participant acting on its behalf sends the issuer-instruction relating to the notice, document or other information.

132.6
Any notice, document or other information served, sent or supplied by the Company by any other means authorised in writing by the member concerned shall be deemed to have been received when the Company has carried out the action it has been authorised to take for that purpose.

133.
Notice when post not available

If at any time by reason of the suspension, interruption or curtailment of postal services within the United Kingdom the Company is unable effectively to convene a general meeting by notices sent through the post, the Company need only give notice of a general meeting to those members with whom the Company can communicate by electronic means and who have provided the Company with an address for this purpose. The Company shall also advertise the notice in at least one national newspaper published in the United Kingdom and make it available on its website from the date of such advertisement until the conclusion of the meeting or any adjournment of it. In any such case, the Company shall send confirmatory copies of the notice by post to those members to whom notice cannot be given by electronic means if, at least seven days prior to the meeting, the posting of notices to addresses throughout the United Kingdom again becomes practicable.

134.
Indemnity and insurance

134.1
In this Article:

134.1.1
companies are associated if one is a subsidiary of the other or both are subsidiaries of the same body corporate;

134.1.2
a relevant officer means any Director or other officer or former director or other officer of the Company or an associated company (including any company which is a trustee of an occupational pension scheme (as defined by section 235(6) of the Act), but excluding in each case any person engaged by the Company (or associated company) as auditor (whether or not he is also a director or other officer), to the extent he acts in his capacity as auditor); and

134.1.3
relevant loss means any loss or liability which has been or may be incurred by a relevant officer in connection with that relevant officer's duties or powers in relation to the company, any associated company or any pension fund or employees' share scheme of the company or associated company.

134.2
Subject to Article 134.3, but without prejudice to any indemnity to which a relevant officer is otherwise entitled:

134.2.1
each relevant officer shall be indemnified out of the Company's assets against all relevant loss and in relation to the Company's (or any associated company's) activities as trustee of an occupational pension scheme (as defined in section 235(6) of the Act), including any liability incurred by him in defending any civil or criminal proceedings, in which judgment is given in his favour or in which he is acquitted or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part or in connection with any application in which the court grants him, in his capacity as a relevant officer, relief from liability for negligence, default, breach of duty or breach of trust in relation to the Company's (or any associated company's) affairs; and

134.2.2
the Company may provide any relevant officer with funds to meet expenditure incurred or to be incurred by him in connection with any proceedings or application referred to in Article 134.2.1 and otherwise may take any action to enable any such relevant officer to avoid incurring such expenditure.

134.3
This Article does not authorise any indemnity which would be prohibited or rendered void by any provision of the Companies Acts or by any other provision of law.

134.4
The Directors may decide to purchase and maintain insurance, at the expense of the Company, for the benefit of any relevant officer in respect of any relevant loss.

135.
Winding up

135.1
If the Company is wound up, the liquidator may, with the authority of a special resolution and any other authority required by law, divide among the members in specie the whole or any part of the assets of the Company. This applies whether the assets shall consist of property of one kind or different kinds. For this purpose, the liquidator may set such value as the liquidator considers fair on any asset or assets and may determine how to divide it between the members or different classes of members. The liquidator may, with the authority of a special resolution and any other authority required by the law, transfer all or any part of the assets to trustees on such trusts for the benefit of members as the liquidator decides. Where the liquidator divides or transfers any assets in pursuance of the powers in this article, no member shall be required to accept any asset in respect of which there is a liability.

135.2
Article 135.1 is without prejudice to any right or power that the liquidator may have, in the absence of the rights expressly conferred by Article 135.1, to divide or transfer the assets in specie as contemplated in Article 135.1 without a special resolution.